Filed Pursuant to Rule 433
                                                    Registration No.: 333-140720


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

                                  $547,091,000

                            BCAPB LLC TRUST, 2007-AB1

                        NEW ISSUE PRELIMINARY TERM SHEET

--------------------------------------------------------------------------------

                            BCAPB LLC Trust, 2007-AB1
                                     Issuer

                                    BCAP LLC
                                    Depositor

                             Wells Fargo Bank, N.A.
                              Original Loan Seller

                             Wells Fargo Bank, N.A.
                                    Servicer

                      Deutsche Bank National Trust Company
                                     Trustee

                              Barclays Capital Inc.
                          Sole Lead Manager/Bookrunner

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Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


               IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS
                       OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

      The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

      The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:
http://www.sec.gov/Archives/edgar/data/1337454/000091412107000651/
by7522913-s3a1.txt



     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

Transaction Summary

                             $547,091,000 BCAPB LLC
                                 Trust, 2007-AB1


                                           Credit                     WAL
                            Expected      Support %   Interest       (years)                        Payment Window
Class       Size(1)       Ratings (S/M)   (1)(2)      Type        (Call/Mat)(3)   Collateral          (Call/Mat)
-----   ---------------   -------------   ---------   --------    -------------   ----------   --------------------------
                                                      Offered Certificates
                                                      --------------------
A-1     $312,208,000.00     AAA/Aaa       15.95%      LIBOR       1.11/1.11       Fixed Rate   7/07 - 1/10 / 7/07- 1/10
A-2      $54,109,000.00     AAA/Aaa       15.95%      Fixed       2.99/2.99       Fixed Rate   1/10 - 6/11 / 1/10- 6/11
A-3      $43,043,000.00     AAA/Aaa       15.95%      Fixed       4.99/4.99       Fixed Rate   6/11 - 5/14 / 6/11- 5/14
A-4      $17,727,000.00     AAA/Aaa       15.95%      Fixed       6.85/11.20      Fixed Rate   5/14 - 5/14 / 5/14- 12/22
A-5      $47,454,000.00     AAA/Aaa       15.95%      Fixed       5.97/6.53       Fixed Rate   12/10 - 5/14 / 12/10- 10/22
M-1      $20,326,000.00     AA+/Aa1       12.35%      LIBOR       4.73/5.21       Fixed Rate   10/10 - 5/14 / 10/10- 10/19
M-2      $15,809,000.00      AA/Aa2        9.55%      LIBOR       4.68/5.14       Fixed Rate   9/10 - 5/14 / 9/10- 1/19
M-3       $6,492,000.00     AA-/Aa3        8.40%      LIBOR       4.66/5.09       Fixed Rate   9/10 - 5/14 / 9/10- 4/18
M-4       $5,364,000.00      A+/A1         7.45%      LIBOR       4.66/5.07       Fixed Rate   9/10 - 5/14 / 9/10- 12/17
M-5       $5,364,000.00      A/A2          6.50%      LIBOR       4.64/5.02       Fixed Rate   8/10 - 5/14 / 8/10- 8/17
M-6       $5,081,000.00      A-/A3         5.60%      LIBOR       4.64/4.99       Fixed Rate   8/10 - 5/14 / 8/10- 3/17
M-7       $5,364,000.00     BBB+/Baa1      4.65%      LIBOR       4.64/4.94       Fixed Rate   8/10 - 5/14 / 8/10- 10/16
M-8       $3,952,000.00     BBB/Baa2       3.95%      LIBOR       4.64/4.89       Fixed Rate   8/10 - 5/14 / 8/10- 3/16
M-9       $4,798,000.00     BBB-/Baa3      3.10%      LIBOR       4.62/4.79       Fixed Rate   7/10 - 5/14 / 7/10- 9/15
                                                      Non-Offered Certificates
CE       $17,503,818.55   NR/NR
R                 $0.00   NR/NR


         Certificate
Class       Type
-----    -----------
Offered Certificates
--------------------
A-1      Senior
A-2      Senior
A-3      Senior
A-4      Senior
A-5      Senior/NAS
M-1      Subordinate
M-2      Subordinate
M-3      Subordinate
M-4      Subordinate
M-5      Subordinate
M-6      Subordinate
M-7      Subordinate
M-8      Subordinate
M-9      Subordinate
Non-Offered Certificates
------------------------
CE
R


(1) The class sizes and related credit enhancement levels are subject to variance of +/- 5% based upon the final pool and rating agency evaluation of subordination, overcollateralization and excess spread.

(2) Credit enhancement for the Offered Certificates will be provided by a combination of subordination, overcollateralization, loss allocation and excess spread all as more fully described herein. The expected initial credit support percentages (calculated using the Overcollateralization Target Amount) are as provided above. The initial overcollateralization level for the Offered Certificates will equal approximately 3.10% of the Cut-off Date unpaid principal balance of the mortgage loans and the Overcollateralization Target Amount for the Offered Certificates will equal 3.10% of the Cut-off Date unpaid principal balance of the mortgage loans. Excess spread may be applied to pay principal on the Certificates, resulting in a limited acceleration of the Certificates, in order to maintain the overcollateralization level at the Overcollateralization Target Amount.

(3) WALs are calculated assuming that the 10% Optional Clean-up Call with respect to the Certificates is exercised on the earliest possible date. The WALs assume a prepayment pricing speed of 10% to 28% CPR ramp over 12 months.

--------------------------------------------------------------------------------
Transaction Structure
--------------------------------------------------------------------------------


                                                                                                      -----------------

                                                                                                      Barclays Bank PLC
                                                                                                       (Swap Provider)

                                                                                                      -----------------
                                                                                                         ^         |
                                                                                                         |         |
                                                                                                        Swap     LIBOR
                                                                                                       Payment  Payment
                                                                                                         |         |
                                                                                                         |         v
------------------                          -------------                          ----------------   - - - - - - - - -
                           Mortgage                               Mortgage                            |               |    ---------
                     ------- Loans ------>                  ------- Loans ------>  BCAPB LLC Trust,  ----- Class A ----->  Investors
Barclays Bank PLC                             BCAP LLC                                 2007-AB1       | Certificates  |    ---------
    (Sponsor)        Class CE and Class R    (Depositor)    Class CE and Class R       (Issuer)
                    <--- Certificates ----                 <--- Certificates ----                     |               |    ---------
                                                                                                     ----- Class M ----->  Investors
------------------                          -------------                          ----------------   | Certificates  |    ---------

                                                                                                      - - - - - - - - -
                                                                                                     Offered Certificates


                                       3
<

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------



Description of the Mortgage Loans
---------------------------------

The mortgage loans are fixed interest rate, monthly pay mortgage loans secured by first liens on one- to four-family residential properties. Approximately 1.75%, 0.45%, and 97.80% of the mortgage pool (by principal balance) have original terms to stated maturity of 15 years, 20 years, and 30 years, respectively. Approximately 9.87% (by principal balance) of the mortgage pool allow for payments of interest only for terms of 5, 10 or 15 years. After such interest only period, each such mortgage loan will fully amortize over its remaining term. Approximately 63.43% of the mortgage loans fully amortize over their original term and approximately 36.57% of the mortgage loans allow for a balloon payment. Below is a further summary of the collateral characteristics of the mortgage loans (as of June 1, 2007):

o The mortgage loans were originated or acquired by Wells Fargo. The loans will be serviced by Wells Fargo.

o The mortgage loans have penalties for full or partial prepayments in the percentages in the immediately following table.

Prepayment Term   No Pre Pay   6 Months   12 Months   24 Months   36 Months
---------------   ----------   --------   ---------   ---------   ---------
Total               36.34%       0.08%      2.28%       5.75%      55.54%

o Approximately 24.41% of the mortgage loans were originated with full documentation.

o The two states with the largest concentration are California (approximately 17.95%) and Florida (approximately 9.48%).

o   The non-zero weighted average FICO score is approximately 656.

o The weighted average LTV is approximately 83.18%. The weighted average CLTV including subordinate financing at the time of origination is approximately 84.05%.

Please note that the collateral information on the mortgage loans included in this term sheet is preliminary and subject to change.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

PLEASE SEE "RISK FACTORS" IN THE PROSPECTUS FOR A DESCRIPTION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED CERTIFICATES.

--------------------------------------------------------------------------------
Summary of Terms
--------------------------------------------------------------------------------
Issuer:                          BCAPB LLC Trust 2007-AB1 will issue the
                                 Mortgage Pass-Through Certificates, Series
                                 2007- AB1.
--------------------------------------------------------------------------------
Depositor:                       BCAP LLC.
--------------------------------------------------------------------------------
Original Loan Seller:            Wells Fargo Bank, N.A.
--------------------------------------------------------------------------------
Servicer:                        Wells Fargo Bank, N.A.
--------------------------------------------------------------------------------
Trustee:                         Deutsche Bank National Trust Company.
--------------------------------------------------------------------------------
Sole Bookrunner:                 Barclays Capital Inc.
--------------------------------------------------------------------------------
Rating Agencies:                 Moody's Investors Service and Standard &
                                 Poor's.
--------------------------------------------------------------------------------
Cut-off Date:                    June 1, 2007.
--------------------------------------------------------------------------------
Closing Date:                    July 19, 2007.
--------------------------------------------------------------------------------
Distribution Date:               25th day of each month (or the next business
                                 day), commencing July 2007.
--------------------------------------------------------------------------------
Payment Delay:                   With respect to the Fixed Rate Certificates, 24
                                 days. With respect to the Floating Rate
                                 Certificates, 0 days.
--------------------------------------------------------------------------------
Final Distribution Date:         March 2037.
--------------------------------------------------------------------------------
Offered Certificates:            The Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5, Class M-1, Class M-2, Class M-3,
                                 Class M-4, Class M-5, Class M-6, Class M-7,
                                 Class M-8 and Class M-9 Certificates.
--------------------------------------------------------------------------------
Class A Certificates:            The Class A-1, Class A-2, Class A-3, Class A-4
                                 and Class A-5 Certificates.
--------------------------------------------------------------------------------
Non-Accelerated Senior or NAS    The Class A-5 Certificates.
Certificate:
--------------------------------------------------------------------------------
Class M Certificates:            The Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5, Class M-6, Class M-7, Class M-8 and
                                 Class M-9 Certificates.
--------------------------------------------------------------------------------
Floating Rate Certificates:      The Class A-1, Class M-1, Class M-2, Class M-3,
                                 Class M-4, Class M-5, Class M-6, Class M-7,
                                 Class M-8 and Class M-9 Certificates.
--------------------------------------------------------------------------------
Fixed Rate Certificates:         The Class A-2, Class A-3, Class A-4, and Class
                                 A-5 Certificates.
--------------------------------------------------------------------------------
Class CE Certificates:           The Class CE Certificates are not offered in
                                 this term sheet. The Class CE Certificates will
                                 have an initial class certificate balance of
                                 approximately $17,503,819, which is
                                 approximately equal to the initial required
                                 overcollateralization.
--------------------------------------------------------------------------------
Class R Certificates:            Represent the residual interests in the REMICs.
--------------------------------------------------------------------------------
Due Period:                      With respect to any Distribution Date, the
                                 period commencing on the second day of the
                                 calendar month immediately preceding the month
                                 in which such Distribution Date occurs and
                                 ending on the first day of the month in which
                                 such Distribution Date occurs.
--------------------------------------------------------------------------------
Prepayment Period:               With respect to any Distribution Date is the
                                 calendar month immediately preceding the month
                                 in which such Distribution Date occurs.
--------------------------------------------------------------------------------
Optional Clean-up Call:          Under certain conditions as provided for in the
                                 prospectus supplement, the holder of a majority
                                 percentage interest in the Class CE
                                 Certificates may repurchase each of the
                                 mortgage loans when the aggregate principal
                                 balance of the mortgage loans as of such
                                 Distribution Date is reduced to 10% of the
                                 aggregate principal balance as of the Cut-off
                                 Date.
--------------------------------------------------------------------------------
Registration:                    The Offered Certificates will be available in
                                 book-entry form through DTC.
--------------------------------------------------------------------------------
Denominations:                   The Offered Certificates are issuable in
                                 minimum denominations of an original amount of
                                 $25,000 and multiples of $1 in excess thereof.
--------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Federal Tax Treatment:           The Offered Certificates will represent
                                 "regular interests" in a REMIC and, to a
                                 limited extent, interests in certain basis risk
                                 interest carryover payments, which will be
                                 treated for tax purposes as notional principal
                                 contracts. The tax advice contained in this
                                 term sheet is not intended or written to be
                                 used, and cannot be used, for the purpose of
                                 avoiding U.S. federal, state, or local tax
                                 penalties. This advice is written in connection
                                 with the promotion or marketing by the Issuer
                                 and Depositor of the Offered Certificates. You
                                 should seek advice based on your particular
                                 circumstances from an independent tax advisor.
--------------------------------------------------------------------------------
ERISA Considerations:            The Offered Certificates generally may be
                                 purchased by, on behalf of, or with plan assets
                                 of, a Plan, subject to the considerations set
                                 forth in the prospectus supplement. Plan
                                 fiduciaries should note the additional
                                 representations deemed to be made because of
                                 the Certificate Swap Agreement, which will be
                                 described under "ERISA Considerations" in the
                                 prospectus supplement relating to the Offered
                                 Certificates. In addition, the Pension
                                 Protection Act of 2006 makes significant
                                 changes to ERISA rules relating to prohibited
                                 transactions and plan assets, among other
                                 areas. Potential investors should consult with
                                 their advisors regarding the consequences of
                                 these changes.
--------------------------------------------------------------------------------
SMMEA Eligibility:               The Class A-1, Class A-2, Class A-3, Class A-4,
                                 Class A-5, Class M-1, Class M-2 and Class M-3
                                 Certificates will be "mortgage related
                                 securities" for purposes of the Secondary
                                 Mortgage Market Enhancement Act of 1984. If
                                 your investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the Offered
                                 Certificates. You should consult you own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and sale of the Offered
                                 Certificates.
--------------------------------------------------------------------------------
P&I Advances:                    The Servicer will be obligated to advance, or
                                 cause to be advanced, cash advances with
                                 respect to delinquent payments of principal and
                                 interest on the mortgage loans to the extent
                                 that the Servicer reasonably believes that such
                                 cash advances can be repaid from further
                                 payments of the mortgage loans. These cash
                                 advances are only intended to maintain a
                                 regular flow of scheduled interest and
                                 principal payments on the certificates and are
                                 not intended to guarantee or insure against
                                 losses.
--------------------------------------------------------------------------------
Net Mortgage Rate:               For any mortgage loan, the then applicable
                                 mortgage rate thereon minus the Servicing Fee
                                 Rate.
--------------------------------------------------------------------------------
Servicing Fee:                   With respect to each mortgage loan and any
                                 Distribution Date, the fee payable to the
                                 Servicer in respect of servicing compensation
                                 that accrues at an annual rate equal to the
                                 Servicing Fee Rate multiplied by the stated
                                 principal balance of such mortgage loan as of
                                 the first day of the related Due Period divided
                                 by 12.
--------------------------------------------------------------------------------
Servicing Fee Rate:              The Servicing Rate for each loan will be 0.375%
                                 per annum.
--------------------------------------------------------------------------------
Accrual Period:                  For the Floating Rate Certificates, the
                                 one-month period commencing on the 25th day of
                                 the month prior to the month in which that
                                 Distribution Date occurs (or in the case of the
                                 first Distribution Date, commencing on the
                                 Closing Date) and ending on the 24th day of the
                                 month of that Distribution Date.
                                 For the Fixed Rate Certificates, the calendar
                                 month immediately prior to the month in which
                                 the relevant Distribution Date occurs.
--------------------------------------------------------------------------------
Interest Day Count:              For the Floating Rate Certificates, the Trustee
                                 will calculate interest on an actual/360 basis
                                 and the certificates will settle flat. For the
                                 Fixed Rate Certificates, the Trustee will
                                 calculate interest on a 30/360 basis and the
                                 certificates will settle with accrued interest
                                 from the Cut-off Date.
--------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Credit Support for the           Subordination (includes initial
Certificates:                    overcollateralization):

                                 Initially 15.95% for the Class A Certificates, 12.35% for the Class M-1 Certificates, 9.55% for the Class M-2 Certificates, 8.40% for the Class M-3 Certificates, 7.45% for the Class M-4 Certificates, 6.50% for the Class M-5 Certificates, 5.60% for the Class M-6 Certificates, 4.65% for the Class M-7 Certificates, 3.95% for the Class M-8 Certificates and 3.10% for the Class M- 9 Certificates.

                                 o  Overcollateralization ("OC")

                                    o  Initial (% Orig.)                     3.10% (Approx.)
                                    o  OC Target before Stepdown (% Orig.)   3.10%
                                    o  OC Target after Stepdown (% Current)  6.20%
                                    o  OC Floor (% Orig.)                    0.50%

                                 o  Excess Spread, which will be equal to
                                    approximately 153 bps per annum (before
                                    losses) as of the 8/25/07 Distribution Date,
                                    is expected to be available to cover losses
                                    on all the Certificates and to replenish OC
                                    as needed.
--------------------------------------------------------------------------------
Interest Remittance Amount:      For any Distribution Date is equal to: (a) the
                                 sum, without duplication, of: (1) all scheduled
                                 interest on the mortgage loans due on the
                                 related due date and received by the Servicer
                                 on or prior to the related date of
                                 determination, less the Servicing Fee, (2) all
                                 interest on prepayments on the mortgage loans,
                                 (3) all advances relating to interest in
                                 respect of the mortgage loans, (4) amounts paid
                                 by the Servicer in respect of Compensating
                                 Interest, (5) the interest portion of
                                 liquidation proceeds, insurance proceeds, and
                                 condemnation proceeds of the mortgage loans
                                 received during the related Prepayment Period
                                 (in each case, net of unreimbursed expenses
                                 incurred in connection with a liquidation or
                                 foreclosure and any unreimbursed advances), and
                                 (6) the interest portion of all proceeds of the
                                 repurchase of mortgage loans during the
                                 preceding calendar month, minus (b) (1) any Net
                                 Swap Payment due to the Certificate Swap
                                 Provider and the amount of any Swap Termination
                                 Payment due to the Certificate Swap Provider
                                 (other than Defaulted Swap Termination
                                 Payments) payable from available funds and (2)
                                 all advances made by the Servicer in respect of
                                 the mortgage loans relating to interest and
                                 certain expenses not reimbursed as of the prior
                                 due date.
--------------------------------------------------------------------------------
Accrued Certificate Interest:    For any Distribution Date and each class of
                                 certificates, interest accrued during the
                                 related accrual period at the then-applicable
                                 Certificate Interest Rate on the related class
                                 certificate balance thereof immediately prior
                                 to such Distribution Date, as reduced by that
                                 class's share of net prepayment interest
                                 shortfalls and any shortfalls resulting from
                                 the application of the Servicemembers Civil
                                 Relief Act or any similar state statute.
--------------------------------------------------------------------------------
Certificate Interest Rate:       The Certificate Interest Rate for the Fixed
                                 Rate Certificates will be equal to the lesser of (i) a fixed rate and (ii) the Loan Cap.
                                 Beginning on the first Distribution Date after the first possible Optional Clean-up Call, the coupon for the Fixed Rate Certificates will be increased by 0.50%.

                                 The Certificate Interest Rate for each class of
                                 Floating Rate Certificates will be a floating
                                 rate based on the lesser of (i) One-Month LIBOR
                                 plus the related margin and (ii) the Loan Cap.
                                 Beginning on the first Distribution Date after
                                 the first possible Optional Clean-up Call, the
                                 margin for the Class A-1 Certificates will
                                 increase to 2.0 times the original applicable
                                 margin and the margin for the Class M
                                 Certificates will increase to 1.5 times the
                                 original margin.
--------------------------------------------------------------------------------
Compensating Interest:           With respect to any Distribution Date and any
                                 mortgage loan that was subject to a principal
                                 prepayment in full or in part during the
                                 related Prepayment Period, which principal
                                 prepayment was applied to such mortgage loan
                                 prior to such mortgage loan's due date during
                                 such Prepayment Period, the amount of interest
                                 and other recoveries of principal that would
                                 have accrued on the amount of such principal
                                 prepayment during the period commencing on the
                                 date as of which such principal prepayments and
                                 recoveries were applied to such mortgage loan
                                 and ending on the day immediately preceding
                                 such due date, inclusive.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Principal Remittance Amount:     For any Distribution Date, the sum of (a) the
                                 principal portion of all scheduled monthly
                                 payments on the mortgage loans on the related
                                 due date or received by the Servicer on or
                                 prior to the Servicer remittance date or
                                 advanced by the Servicer for the Servicer
                                 remittance date, (b) the principal portion of
                                 all proceeds of the repurchase of mortgage
                                 loans during the preceding calendar month; and
                                 (c) the principal portion of all other
                                 unscheduled collections received during the
                                 preceding calendar month in respect of the
                                 mortgage loans, including, without limitation,
                                 the principal portion of liquidation proceeds,
                                 insurance proceeds and condemnation proceeds of
                                 the mortgage loans received during the
                                 Prepayment Period (in each case, net of
                                 unreimbursed expenses incurred in connection
                                 with a liquidation or foreclosure and any
                                 unreimbursed advances).
--------------------------------------------------------------------------------
Overcollateralization Amount:    For any Distribution Date, the amount, if any,
                                 by which (i) the aggregate principal balance of
                                 the mortgage loans (after giving effect to
                                 scheduled payments of principal due during the
                                 related Due Period, to the extent received or
                                 advanced, and unscheduled collections of
                                 principal received during the related
                                 Prepayment Period, after taking into account
                                 any Realized Losses on the mortgage loans
                                 incurred during the related Prepayment Period),
                                 exceeds (ii) the aggregate class certificate
                                 balance of the Offered Certificates as of such
                                 Distribution Date.
--------------------------------------------------------------------------------
Senior Enhancement Percentage:   For any Distribution Date, the percentage
                                 obtained by dividing (x) the sum of (i) the
                                 aggregate class certificate balance of the
                                 Class M Certificates and (ii) the
                                 Overcollateralization Target Amount (after
                                 taking into account the distributions of the
                                 Principal Remittance Amount for that
                                 Distribution Date) by (y) the aggregate
                                 principal balance of the mortgage loans for
                                 that Distribution Date.
--------------------------------------------------------------------------------
Senior Specified Enhancement     31.90%.
Percentage:
--------------------------------------------------------------------------------
Interest Carryforward Amount:    With respect to each class of Offered
                                 Certificates and each Distribution Date, is the
                                 excess of: (a) Accrued Certificate Interest for
                                 such class with respect to prior Distribution
                                 Dates, over (b) the amount actually distributed
                                 to such class with respect to interest on prior
                                 Distribution Dates.
--------------------------------------------------------------------------------
Stepdown Date:                   The earlier to occur of (a) the Distribution
                                 Date immediately following the Distribution
                                 Date on which the aggregate class certificate
                                 balance of the Class A Certificates has been
                                 reduced to zero and (b) the later to occur of
                                 (i) the distribution date in July 2010 and (ii)
                                 the first distribution date on which the Senior
                                 Enhancement Percentage (calculated for this
                                 purpose only after taking into account payments
                                 of principal applied to reduce the stated
                                 principal balance of the mortgage loans for
                                 that Distribution Date but prior to any
                                 application of principal payments to the
                                 Certificates) is greater than or equal to the
                                 Senior Specified Enhancement Percentage.
--------------------------------------------------------------------------------
Trigger Event:                   A "Trigger Event," with respect to each
                                 Distribution Date, exists if the three-month
                                 rolling average of the percent equal to the sum
                                 of the aggregate principal balance of the
                                 mortgage loans that are 60 days or more
                                 delinquent or are in bankruptcy or foreclosure
                                 or are REO properties over the sum of the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period, equals or exceeds the product of 40.00%
                                 and the Senior Enhancement Percentage or if the
                                 Cumulative Loss Test has been violated.
--------------------------------------------------------------------------------
Overcollateralization Floor:     An amount equal to 0.50% of the aggregate
                                 principal balance of the mortgage loans as of
                                 the Cut-off Date.
--------------------------------------------------------------------------------
Overcollateralization Target     The initial OC level for the Offered
Amount:                          Certificates will equal approximately 3.10% of
                                 the Cut-off Date unpaid principal balance of
                                 the mortgage loans. The Overcollateralization
                                 Target Amount for the Offered Certificates will
                                 equal (i) prior to the Stepdown Date, 3.10% of
                                 the Cut-off Date unpaid principal balance of
                                 the mortgage loans, (ii) on or after the
                                 Stepdown Date, if there is no Trigger Event in
                                 effect, the greater of (a) 6.20% of the unpaid
                                 principal balance of the mortgage loans (after
                                 taking into account principal received on the
                                 mortgage loans that is distributed on that
                                 Distribution Date) and (b) the
                                 Overcollateralization Floor and (iii) on or
                                 after the Stepdown Date, if a Trigger Event is
                                 in effect, the Overcollateralization Target
                                 Amount for the prior Distribution Date. On or
                                 after the date on which the aggregate class
                                 certificate balance of the Offered Certificates
                                 has been reduced to zero, the
                                 Overcollateralization Target Amount will equal
                                 zero.
--------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Cumulative Loss Test:            The Cumulative Loss Test is violated on any
                                 Distribution Date if the aggregate amount of Realized Losses incurred on the mortgage loans since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the mortgage loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

                                 Distribution Date:                 Percentage:
                                 ------------------                 -----------
                                 July 2009 through June 2010:       0.78% with respect to July 2009, plus an additional 1/12th of 0.60% for each month thereafter through June 2010.
                                 July 2010 through June 2011:       1.38% with respect to July 2010, plus an additional 1/12th of
                                                                    0.93% for each month thereafter through June 2011.
                                 July 2011 through June 2012:       2.31% with respect to July 2011, plus an additional 1/12th of
                                                                    1.07% for each month thereafter through June 2012.
                                 July 2012 through June 2013:       3.38% with respect to July 2012, plus an additional 1/12th of
                                                                    0.62% for each month thereafter through June 2013.
                                 July 2013 and thereafter:          4.00% with respect to July 2013 and thereafter.

--------------------------------------------------------------------------------
Priority of Payments:            Payments on the Certificates will be made on
                                 the 25th day of each month (or the next
                                 business day thereafter). The Interest
                                 Remittance Amount will be distributed according to the following priority:

                                 Interest Payments:

                                 1.   To the holders of the Class A
                                      Certificates, on a pro rata basis, any
                                      related Accrued Certificate interest and any related unpaid Interest Carryforward Amounts;

                                 2.   To the holders of the Class M-1
                                      Certificates, the Accrued Certificate
                                      Interest for such class;

                                 3.   To the holders of the Class M-2
                                      Certificates, the Accrued Certificate
                                      Interest for such class;

                                 4.   To the holders of the Class M-3
                                      Certificates, the Accrued Certificate
                                      Interest for such class;

                                 5.   To the holders of the Class M-4
                                      Certificates, the Accrued Certificate
                                      Interest for such class;

                                 6.   To the holders of the Class M-5
                                      Certificates, the Accrued Certificate
                                      Interest for such class;

                                 7.   To the holders of the Class M-6
                                      Certificates, the Accrued Certificate
                                      Interest for such class;

                                 8.   To the holders of the Class M-7
                                      Certificates, the Accrued Certificate
                                      Interest for such class;

                                 9.   To the holders of the Class M-8
                                      Certificates, the Accrued Certificate
                                      Interest for such class;

                                 10.  To the holders of the Class M-9
                                      Certificates, the Accrued Certificate
                                      Interest for such class; and

                                 11.  Any remainder to be included as Net
                                      Monthly Excess Cashflow as described
                                      below.
--------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Priority of Payments (cont.):    Principal Distributions:

                                 Prior to the Stepdown Date or on a Distribution
                                 -----------------------------------------------
                                 Date on which a Trigger Event is in effect, the
                                 -----------------------------------------------
                                 Principal Remittance Amount will be distributed
                                 -----------------------------------------------
                                 according to the following priority:
                                 ------------------------------------

                                 1.   To the extent that interest funds are
                                      insufficient, any additional amounts
                                      necessary to make a Net Swap Payment
                                      and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                                 2.   To the holders of the Class A
                                      Certificates, as follows:

                                      (a) To the holders of the Class A-5
                                          Certificates, an amount based upon the
                                          NAS Payment Schedule, until the class
                                          certificate balance of such class has
                                          been reduced to zero; and

                                      (b) Sequentially to the holders of the
                                          Class A-1, Class A-2, Class A-3, Class
                                          A-4 and Class A-5 Certificates
                                          (without regard to the NAS Payment
                                          Schedule), in that order, until the
                                          class certificate balance of each such
                                          class has been reduced to zero
                                          (notwithstanding the foregoing, if the
                                          aggregate class certificate balance of
                                          the Senior Certificates exceeds the
                                          aggregate principal balance of the
                                          mortgage loans, principal
                                          distributions will be allocated
                                          concurrently, pro rata, to the Class
                                          A-1, Class A-2, Class A-3, Class A-4
                                          and Class A-5 Certificates without
                                          regard to the NAS Payment Schedule);

                                 3.   To the holders of the Class M-1, Class
                                      M-2, Class M-3, Class M-4, Class M-5,
                                      Class M-6, Class M-7, Class M-8 and Class
                                      M-9 Certificates, sequentially in that
                                      order, until the class certificate balance of each such class has been reduced to zero; and

                                 4.   Any remainder to be included as part of
                                      Net Monthly Excess Cashflow as described below.

                                 On or after the Stepdown Date and on a
                                 --------------------------------------
                                 Distribution Date on which a Trigger Event is
                                 ---------------------------------------------
                                 not in effect, the Principal Remittance Amount
                                 ---------------------------------------------
                                 will be distributed according to the following
                                 ---------------------------------------------
                                 priority:
                                 ---------

                                 1.   To the extent that interest funds are
                                      insufficient, any additional amounts
                                      necessary to make a Net Swap Payment
                                      and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Defaulted Swap Termination Payment) due to the Certificate Swap Provider;

                                 2. The Class A Principal Distribution Amount, until the class certificate balance of each such class has been reduced to zero, as follows;

                                      (a) To the holders of the Class A-5
                                          Certificates, an amount based upon the
                                          NAS Payment Schedule, until the class
                                          certificate principal balance of such
                                          class has been reduced to zero; and

                                      (b) Sequentially to the holders of the
                                          Class A-1, Class A-2, Class A-3, Class
                                          A-4 and Class A-5 Certificates
                                          (without regard to the NAS Payment
                                          Schedule), in that order, until the
                                          class certificate balance of each such
                                          class has been reduced to zero
                                          (notwithstanding the foregoing, if the
                                          aggregate class certificate balance of
                                          the Senior Certificates exceeds the
                                          aggregate principal balance of the
                                          mortgage loans, principal
                                          distributions will be allocated
                                          concurrently, pro rata, to the Class
                                          A-1, Class A-2, Class A-3, Class A-4
                                          and Class A-5 Certificates without
                                          regard to the NAS Payment Schedule);

                                 3.   To the holders of the Class M-1
                                      Certificates, the Class M-1 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero;

                                 4.   To the holders of the Class M-2
                                      Certificates, the Class M-2 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero;

                                 5.   To the holders of the Class M-3
                                      Certificates, the Class M-3 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero;

                                 6.   To the holders of the Class M-4
                                      Certificates, the Class M-4 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero;

                                 7.   To the holders of the Class M-5
                                      Certificates, the Class M-5 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero;

                                 8.   To the holders of the Class M-6
                                      Certificates, the Class M-6 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero;

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Priority of Payments (cont.):    9.   To the holders of the Class M-7
                                      Certificates, the Class M-7 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero;


                                 10.  To the holders of the Class M-8
                                      Certificates, the Class M-8 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero;

                                 11.  To the holders of the Class M-9
                                      Certificates, the Class M-9 Principal
                                      Distribution Amount until the class
                                      certificate balance of such class has been reduced to zero; and

                                 12.  Any remainder to be included as part of
                                      Net Monthly Excess Cashflow as described below.

                                 Net Monthly Excess Cashflow:
                                 With respect to any Distribution Date, any Net Monthly Excess Cashflow will be distributed according to the following priority:

                                 1.   To the Class A and Class M Certificates
                                      then entitled to receive distributions in respect of principal, in an amount necessary to make the
                                      Overcollateralization Amount equal to the
                                      Overcollateralization Target Amount,
                                      payable to such classes of certificates in the same priority as the Principal Remittance Amount as described under "Principal Distributions" above;

                                 2. Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any Interest Carryforward Amount for each such class;

                                 3. Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the Unpaid Realized Loss Amount for each such class;

                                 4. Pro rata, to the Class A Certificates, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                                 5. Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to the extent needed to pay any unpaid Net Rate Carryover for each such class;

                                 6.   To the Certificate Swap Account, the
                                      amount of any Defaulted Swap Termination
                                      Payment due to the Certificate Swap
                                      Provider under the Certificate Swap
                                      Agreement; and

                                 7.   To fund distributions to the holders of
                                      the Class CE and R Certificates in each
                                      case in the amounts specified in the
                                      pooling and servicing agreement.
--------------------------------------------------------------------------------
NAS Payment Schedule:            For the period of time specified in the NAS
                                 Shift Percentage table below, the NAS
                                 Certificate generally will not receive (in
                                 other words, is locked out of) principal
                                 payments. During the lock- out period, the
                                 portion of the principal distributions on the
                                 mortgage loans that the NAS Certificate is
                                 locked out of will be distributed to the other
                                 classes of Class A Certificates.
--------------------------------------------------------------------------------
NAS Shift Percentage:
                                          Months      NAS Shift %
                                          ------      -----------
                                          0-36             0%
                                          37-60           45%
                                          61-72           80%
                                          73-84          100%
                                          85+            300%
--------------------------------------------------------------------------------
Net Rate Carryover:              If on any Distribution Date, the Certificate
                                 Interest Rate for any class of Offered
                                 Certificates is based upon the Loan Cap, the
                                 sum of (x) the excess of (i) the amount of
                                 Accrued Certificate Interest that would
                                 otherwise have been distributable on that
                                 Distribution Date had the Certificate Interest
                                 Rate not been subject to the Loan Cap, over
                                 (ii) the amount of Accrued Certificate Interest
                                 distributable on such class of certificates on
                                 that Distribution Date based on the Loan Cap,
                                 and (y) the unpaid portion of any such excess
                                 described in clause (x) from prior Distribution
                                 Dates (and related accrued interest at the then
                                 applicable Certificate Interest Rate on that
                                 class of certificates, without giving effect to
                                 the Loan Cap) is the "Net Rate Carryover" on
                                 those classes of certificates.
--------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Loan Cap:                        Product of:

                                 1.   (a) the weighted average of the net
                                      mortgage rates for the mortgage loans then in effect on the beginning of the related Due Period, minus, with respect to the Floating Rate Certificates only, (b) the product of (x) the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider, if any, from available funds expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment plus any Swap Termination Payment (other than a Defaulted Swap Termination Payment) made to the Swap Provider from available funds and the denominator of which is equal to the class certificate balance of the Floating Rate Certificates at the beginning of the related Due Period and
                                      (y) 12 and

                                 2.   With respect to the Floating Rate
                                      Certificates, a fraction, the numerator of
                                      which is 30 and the denominator of which
                                      is the actual number of days elapsed in
                                      the related Interest Accrual Period.
--------------------------------------------------------------------------------
Class A Principal                The Class A Principal Distribution Amount is an
Distribution Amount:             amount equal to the excess, if any, of (x) the
                                 aggregate class certificate balance of the
                                 Class A Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 68.10% and (ii) the
                                 principal balance of the mortgage loans as of
                                 the last day of the related Due Period and (B)
                                 the aggregate principal balance of the mortgage
                                 loans as of the last day of the Due Period
                                 minus the Overcollateralization Floor.
--------------------------------------------------------------------------------
Class M-1 Principal              The Class M-1 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A Certificates (after
                                 taking into account the payment of the Class A
                                 Principal Distribution Amount) and (ii) the
                                 class certificate balance of the Class M-1
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 75.30% and (ii) the
                                 principal balance of the mortgage loans as of
                                 the last day of the related Due Period and (B)
                                 the aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period minus the Overcollateralization Floor.
--------------------------------------------------------------------------------
Class M-2 Principal              The Class M-2 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A and Class M-1
                                 Certificates (after taking into account the
                                 payment of the Class A and Class M-1 Principal
                                 Distribution Amount) and (ii) the class
                                 certificate balance of the Class M-2
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 80.90% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the mortgage loans as of the last day of the
                                 related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class M-3 Principal              The Class M-3 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A, Class M-1 and Class M-2
                                 Certificates (after taking into account the
                                 payment of the Class A, Class M-1 and Class M-2
                                 Principal Distribution Amount) and (ii) the
                                 class certificate balance of the Class M-3
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 83.20% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the mortgage loans as of the last day of the
                                 related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class M-4 Principal              The Class M-4 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A, Class M-1, Class M-2
                                 and Class M-3 Certificates (after taking into
                                 account the payment of the Class A, Class M-1,
                                 Class M-2 and Class M-3 Principal Distribution
                                 Amount) and (ii) the class certificate balance
                                 of the Class M-4 Certificates immediately prior
                                 to such Distribution Date over (y) the lesser
                                 of (A) the product of (i) 85.10% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Class M-5 Principal              The Class M-5 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A, Class M-1, Class M-2,
                                 Class M-3 and Class M-4 Certificates (after
                                 taking into account the payment of the Class A,
                                 Class M-1, Class M-2, Class M-3 and Class M-4
                                 Principal Distribution Amount) and (ii) the
                                 class certificate balance of the Class M-5
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 87.00% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class M-6 Principal              The Class M-6 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A, Class M-1, Class M-2,
                                 Class M-3, Class M-4 and Class M-5 Certificates
                                 (after taking into account the payment of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4 and Class M-5 Principal Distribution
                                 Amount) and (ii) the class certificate balance
                                 of the Class M-6 Certificates immediately prior
                                 to such Distribution Date over (y) the lesser
                                 of (A) the product of (i) 88.80% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class M-7 Principal              The Class M-7 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A, Class M-1, Class M-2,
                                 Class M-3, Class M-4, Class M-5 and Class M-6
                                 Certificates (after taking into account the
                                 payment of the Class A, Class M-1, Class M-2,
                                 Class M-3, Class M-4, Class M-5 and Class M-6
                                 Principal Distribution Amount) and (ii) the
                                 class certificate balance of the Class M-7
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 90.70% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class M-8 Principal              The Class M-8 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A, Class M-1, Class M-2,
                                 Class M-3, Class M-4, Class M-5, Class M-6 and
                                 Class M-7 Certificates (after taking into
                                 account the payment of the Class A, Class M-1,
                                 Class M-2, Class M-3, Class M-4, Class M-5,
                                 Class M-6 and Class M-7 Principal Distribution
                                 Amount) and (ii) the class certificate balance
                                 of the Class M-8 Certificates immediately prior
                                 to such Distribution Date over (y) the lesser
                                 of (A) the product of (i) 92.10% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Class M-9 Principal              The Class M-9 Principal Distribution Amount is
Distribution Amount:             an amount equal to the excess, if any, of (x)
                                 the sum of (i) the aggregate class certificate
                                 balance of the Class A, Class M-1, Class M-2,
                                 Class M-3, Class M-4, Class M-5, Class M-6,
                                 Class M-7 and Class M-8 Certificates (after
                                 taking into account the payment of the Class A,
                                 Class M-1, Class M-2, Class M-3, Class M-4,
                                 Class M-5, Class M-6, Class M-7 and Class M-8
                                 Principal Distribution Amount) and (ii) the
                                 class certificate balance of the Class M-9
                                 Certificates immediately prior to such
                                 Distribution Date over (y) the lesser of (A)
                                 the product of (i) 93.80% and (ii) the
                                 aggregate principal balance of the mortgage
                                 loans as of the last day of the related Due
                                 Period and (B) the aggregate principal balance
                                 of the related mortgage loans as of the last
                                 day of the related Due Period minus the
                                 Overcollateralization Floor.
--------------------------------------------------------------------------------
Realized Losses:                 With respect to any Distribution Date and any
                                 defaulted mortgage loan, the excess of the
                                 Stated Principal Balance of such defaulted
                                 mortgage loan over the liquidation proceeds
                                 allocated to principal that have been received
                                 with respect to such mortgage loan on or at any
                                 time prior to the Due Period after such
                                 mortgage loan has been liquidated.
--------------------------------------------------------------------------------
Allocation of Losses:            After the credit enhancement provided by excess
                                 cashflow and overcollateralization (if any) and
                                 interest rate support provided by Net Swap
                                 Payments paid to the trust have been exhausted,
                                 collections otherwise payable to the Class M
                                 Certificates will comprise the sole source of
                                 funds from which credit enhancement is provided
                                 to the Class A Certificates. Realized losses
                                 are allocated to the Class M Certificates,
                                 beginning with the Class M Certificates with
                                 the lowest distribution priority, until the
                                 class certificate balance of the Class M
                                 Certificates has been reduced to zero. Realized
                                 Losses will not be allocated to the Class A
                                 Certificates.
--------------------------------------------------------------------------------

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Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Applied Realized Loss Amounts:   If on any Distribution Date, after giving
                                 effect to the distributions described above, the aggregate class certificate balance of the Offered Certificates exceeds the aggregate principal balance of the mortgage loans, the amount of such excess will be applied to reduce the class certificate balances of the Class
                                 M-9, Class M-8, Class M-7, Class M-6, Class
                                 M-5, Class M-4, Class M-3, Class M-2 and Class
                                 M-1 Certificates, sequentially in that order, in each case until the class certificate balance of such class has been reduced to zero.
                                 Realized Losses will not be allocated to the Class A Certificates. Any such reduction described in this paragraph is an "Applied
                                 Realized Loss Amount."

                                 Interest on any class of certificates, the
                                 class certificate balance of which has been
                                 reduced through the application of Applied
                                 Realized Loss Amounts as described above, will
                                 accrue for the related class of certificates on
                                 the class certificate balance as so reduced
                                 unless the class certificate balance is
                                 subsequently increased due to the allocation of
                                 subsequent recoveries to the class certificate
                                 balance of such class as is further described
                                 in "Priority of Payments -- Net Monthly Excess
                                 Cashflow" above.
--------------------------------------------------------------------------------
Unpaid Realized Loss Amount:     For any class of certificates, (x) the portion
                                 of the aggregate Applied Realized Loss Amount
                                 previously allocated to that class remaining
                                 unpaid from prior Distribution Dates minus (y)
                                 any increase in the class certificate balance
                                 of that class due to the allocation of
                                 Subsequent Recoveries to the class certificate
                                 balance of that class.
--------------------------------------------------------------------------------
Subsequent Recoveries:           Unexpected recoveries received after the
                                 determination by the Servicer that it has
                                 received all proceeds it expects to receive,
                                 with respect to the liquidation of a mortgage
                                 loan that resulted in a Realized Loss (other
                                 than the amount of such net recoveries
                                 representing any profit realized by the
                                 Servicer in connection with the liquidation of
                                 any mortgage loan and net of reimbursable
                                 expenses) in a month prior to the month of the
                                 receipt of such recoveries.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Certificate Swap Agreement:      On or before the closing date, the trust will
                                 enter into an interest rate swap agreement with Barclays Bank PLC, as Certificate Swap
                                 Provider. The trustee will be appointed to receive and distribute funds on behalf of the trust, pursuant to the Certificate Swap
                                 Agreement, and an account will be established to deposit funds so received ("Certificate Swap
                                 Account"). On each payment date, the trustee, on behalf of the trust will be obligated to make fixed payments under the Certificate Swap
                                 Agreement at a rate of 5.510% per annum and the Certificate Swap Provider will be obligated to make floating payments at one-month LIBOR (as determined pursuant to the related Certificate
                                 Swap Agreement), in each case multiplied by a notional amount equal to the applicable scheduled notional amount for the related payment date, adjusted to a monthly basis. With respect to each payment date, only the net amount of the two obligations will be paid by the appropriate party ("Net Swap Payment").

                                 To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to certificateholders will be applied to make a Net Swap Payment to the Certificate Swap Provider, and to the extent that a floating payment exceeds a fixed payment on any payment date, the Certificate Swap Provider will owe a Net Swap Payment to the trust. Any net amounts received by the trust under the Certificate Swap Agreement will be deposited in the Certificate Swap Account and applied to make payments as described in "Distributions from the Certificate Swap Account" below. The Certificate Swap Agreement will provide only temporary, limited protection against upward movements in One-Month LIBOR, and, to the extent described in this term sheet, may diminish the amount of basis risk shortfalls experienced by the Certificates during the periods the Certificate Swap Agreement is in effect, as specified in the Certificate Swap Agreement.

                                 Upon early termination of either of the
                                 Certificate Swap Agreement or the trust, the
                                 swap provider may be liable to make a Swap
                                 Termination Payment to the other party
                                 (regardless of which party has caused the
                                 termination). A Swap Termination Payment will be computed in accordance with the procedures set forth in the Certificate Swap Agreement (any such payment, a "Swap Termination Payment"). In the event that the trust is required to make a Swap Termination Payment to the Certificate Swap Provider, such amount (to the extent not paid by the trustee from any upfront payment received pursuant to any replacement Certificate Swap Agreement that may be entered into by the trust) will be paid by the trust on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the certificateholders, except for certain Swap Termination Payment resulting from an event of default or certain termination events with respect to the Certificate Swap Provider as will be further described in the prospectus supplement (a "Defaulted Swap Termination Payment"), for which payments by the trust to the Certificate Swap Provider will be subordinated to all distributions to the certificateholders.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Distributions from the           On or prior to each Distribution Date,
Certificate Swap Account:        following the distributions of Net Monthly
                                 Excess Cashflow described under "Priority of Payments -- Net Monthly Excess Cashflow" above, the trustee shall distribute any amounts on deposit in the Certificate Swap Account in the following amounts and order of priority:

                                 1. to the Certificate Swap Provider, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Certificate Swap Provider for that Distribution Date (to the extent not previously paid by a replacement swap provider);

                                 2.   to the holders of the Class A-1
                                      Certificates, any remaining Accrued
                                      Certificate Interest and Interest
                                      Carryforward Amount;

                                 3. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to any remaining Accrued Certificate Interest and Interest Carryforward Amount for such class;

                                 4.   to the holders of the Class A-1
                                      Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                                 5. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, to the extent needed to pay any remaining Net Rate Carryover for each such class;

                                 6.   to the extent not paid from available
                                      funds, from the Certificate Swap Account, to pay any principal on the Class A Certificates and on the Class M Certificates, in accordance with the principal payment provisions described above (under "Priority of Payments -- Principal Distributions") in an amount necessary to restore the applicable Overcollateralization Target Amount as a result of current or prior Realized Losses not previously reimbursed;

                                 7. sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for such class;

                                 8.   to the Certificate Swap Provider, any
                                      Defaulted Swap Termination Payment owed to the Certificate Swap Provider for that Distribution Date; and

                                 9.   to the holders of the Class CE
                                      Certificates, any remaining amounts.

                                 Following the distributions of amounts in the
                                 Certificate Swap Account pursuant to the
                                 priorities set forth above, the trustee will
                                 distribute any remaining amount on deposit in
                                 the Certificate Swap Account to the Certificate
                                 Swap Provider, only to the extent necessary to
                                 cover any Swap Termination Payment under the
                                 Certificate Swap Agreement due to a Defaulted
                                 Swap Termination Payment payable to the Swap
                                 Counterparty with respect to such Distribution
                                 Date.
--------------------------------------------------------------------------------
Certificate Swap Provider:       Barclays Bank PLC ("Barclays").

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Swap Agreement Balance Schedule
--------------------------------------------------------------------------------

Period      Date          Notional      Period      Date         Notional
------   ----------   ---------------   ------   ----------   --------------
     1    7/25/2007   $384,758,000.00       59    5/25/2012   $18,223,512.47
     2    8/25/2007   $372,153,958.31       60    6/25/2012   $17,564,362.86
     3    9/25/2007   $358,617,938.35       61    7/25/2012   $16,928,937.86
     4   10/25/2007   $344,201,482.19       62    8/25/2012   $16,316,386.89
     5   11/25/2007   $328,960,267.01       63    9/25/2012   $15,725,889.75
     6   12/25/2007   $312,957,878.33       64   10/25/2012   $15,156,655.57
     7    1/25/2008   $296,259,881.78       65   11/25/2012   $14,607,921.74
     8    2/25/2008   $279,198,522.84       66   12/25/2012   $14,078,952.91
     9    3/25/2008   $262,746,741.16       67    1/25/2013   $13,569,040.05
    10    4/25/2008   $246,882,809.98       68    2/25/2013   $13,077,499.45
    11    5/25/2008   $231,585,775.42       69    3/25/2013   $12,603,671.89
    12    6/25/2008   $216,835,429.04       70    4/25/2013   $12,146,921.68
    13    7/25/2008   $202,612,281.35       71    5/25/2013   $11,706,635.90
    14    8/25/2008   $188,897,536.28       72    6/25/2013   $11,181,031.02
    15    9/25/2008   $175,673,066.56       73    7/25/2013   $10,673,226.74
    16   10/25/2008   $162,921,389.92       74    8/25/2013   $10,183,735.91
    17   11/25/2008   $150,625,646.23       75    9/25/2013    $9,711,900.92
    18   12/25/2008   $138,769,575.38       76   10/25/2013    $9,257,087.68
    19    1/25/2009   $127,337,495.92       77   11/25/2013    $8,818,684.79
    20    2/25/2009   $116,314,284.57       78   12/25/2013    $8,396,102.75
    21    3/25/2009   $105,685,356.33       79    1/25/2014    $7,988,773.14
    22    4/25/2009    $95,436,645.39       80    2/25/2014    $7,596,147.92
    23    5/25/2009    $85,554,586.66       81    3/25/2014    $7,217,698.64
    24    6/25/2009    $76,026,097.98       82    4/25/2014    $6,852,915.80
    25    7/25/2009    $72,550,000.00       83    5/25/2014    $6,501,308.13
    26    8/25/2009    $72,550,000.00       84    6/25/2014    $6,162,401.97
    27    9/25/2009    $72,550,000.00       85    7/25/2014    $5,835,740.61
    28   10/25/2009    $72,550,000.00       86    8/25/2014    $5,520,883.71
    29   11/25/2009    $72,550,000.00       87    9/25/2014    $5,217,406.71
    30   12/25/2009    $72,550,000.00       88   10/25/2014    $4,924,900.26
    31    1/25/2010    $72,550,000.00       89   11/25/2014    $4,642,969.67
    32    2/25/2010    $72,550,000.00       90   12/25/2014    $4,371,234.41
    33    3/25/2010    $72,550,000.00       91    1/25/2015    $4,109,327.58
    34    4/25/2010    $72,550,000.00       92    2/25/2015    $3,856,895.44
    35    5/25/2010    $72,550,000.00       93    3/25/2015    $3,613,596.93
    36    6/25/2010    $72,550,000.00       94    4/25/2015    $3,379,103.21
    37    7/25/2010    $72,550,000.00       95    5/25/2015    $3,153,097.25
    38    8/25/2010    $72,550,000.00       96    6/25/2015    $2,935,273.37
    39    9/25/2010    $69,658,184.88       97    7/25/2015    $2,725,336.88
    40   10/25/2010    $64,671,344.63       98    8/25/2015    $2,523,003.62
    41   11/25/2010    $59,863,249.66       99    9/25/2015    $2,327,999.68
    42   12/25/2010    $55,227,512.61      100   10/25/2015    $2,140,060.93
    43    1/25/2011    $50,757,973.81      101   11/25/2015    $1,958,932.75
    44    2/25/2011    $46,448,693.18      102   12/25/2015    $1,784,369.64
    45    3/25/2011    $42,293,942.42      103    1/25/2016    $1,616,134.92
    46    4/25/2011    $38,288,197.46      104    2/25/2016    $1,454,000.41
    47    5/25/2011    $34,426,131.23      105    3/25/2016    $1,297,746.11
    48    6/25/2011    $30,702,606.60      106    4/25/2016    $1,147,159.93
    49    7/25/2011    $27,112,669.66      107    5/25/2016    $1,002,037.40
    50    8/25/2011    $25,369,200.16      108    6/25/2016      $862,181.38
    51    9/25/2011    $24,454,925.99      109    7/25/2016      $727,401.83
    52   10/25/2011    $23,573,464.83      110    8/25/2016      $597,515.52
    53   11/25/2011    $22,723,642.92      111    9/25/2016      $472,345.82
    54   12/25/2011    $21,904,328.37      112   10/25/2016      $351,722.43
    55    1/25/2012    $21,114,429.67      113   11/25/2016      $235,481.19
    56    2/25/2012    $20,352,294.95      114   12/25/2016      $123,463.82
    57    3/25/2012    $19,616,546.76      115    1/25/2017       $15,517.75
    58    4/25/2012    $18,907,268.84      116    2/25/2017            $0.00

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Effective Coupons
--------------------------------------------------------------------------------

Effective Coupons:               On any Distribution Date and any class of
                                 Offered Certificates, the per annum rate equal to (a) total Accrued Certificate interest, Interest Carryforward Amount and Net Rate
                                 Carryover paid to the related class divided by the related class certificate balance immediately prior to such Distribution Date and multiplied by (b) a fraction equal to (x) 360 divided by (y) the actual number of days in the related Accrual Period.


The information in the following tables has been prepared in accordance with the following assumptions:

o For the Floating Rate Certificates, day count convention of actual/360 is applied
o   For the Fixed Rate Certificates, day count convention of 30/360 is applied
o   Pricing speed of 10% to 28% CPR ramp over 12 months
o Assumes 1-month LIBOR remains constant at 5.320% and the cashflows are run to the Optional Clean-Up Call at the pricing speed
o   Reflects both payments made to and received from the Certificate Swap
    Provider

It is highly unlikely, however, that the prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following tables.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

Effective Coupons (Static Rates):
---------------------------------


Period   Date       Class A   Class M-1   Class M-2   Class M-3   Class M-4   Class M-5   Class M-6  Class M-7  Class M-8  Class M-9
------   ---------  -------   ---------   ---------   ---------   ---------   ---------   ---------  ---------  ---------  ---------
     0   25-Jun-07
     1   25-Jul-07     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
     2   25-Aug-07     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
     3   25-Sep-07     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
     4   25-Oct-07     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
     5   25-Nov-07     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
     6   25-Dec-07     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
     7   25-Jan-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
     8   25-Feb-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
     9   25-Mar-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    10   25-Apr-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    11   25-May-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    12   25-Jun-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    13   25-Jul-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    14   25-Aug-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    15   25-Sep-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    16   25-Oct-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    17   25-Nov-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    18   25-Dec-08     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    19   25-Jan-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    20   25-Feb-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    21   25-Mar-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    22   25-Apr-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    23   25-May-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    24   25-Jun-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    25   25-Jul-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    26   25-Aug-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    27   25-Sep-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    28   25-Oct-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    29   25-Nov-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    30   25-Dec-09     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    31   25-Jan-10     5.47        5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    32   25-Feb-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    33   25-Mar-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    34   25-Apr-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    35   25-May-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    36   25-Jun-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    37   25-Jul-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    38   25-Aug-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    39   25-Sep-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    40   25-Oct-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    41   25-Nov-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    42   25-Dec-10                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    43   25-Jan-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    44   25-Feb-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    45   25-Mar-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    46   25-Apr-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    47   25-May-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    48   25-Jun-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    49   25-Jul-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    50   25-Aug-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    51   25-Sep-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    52   25-Oct-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    53   25-Nov-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    54   25-Dec-11                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    55   25-Jan-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    56   25-Feb-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    57   25-Mar-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    58   25-Apr-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    59   25-May-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    60   25-Jun-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    61   25-Jul-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    62   25-Aug-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    63   25-Sep-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    64   25-Oct-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    65   25-Nov-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    66   25-Dec-12                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    67   25-Jan-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    68   25-Feb-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    69   25-Mar-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    70   25-Apr-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    71   25-May-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    72   25-Jun-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    73   25-Jul-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    74   25-Aug-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    75   25-Sep-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    76   25-Oct-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    77   25-Nov-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    78   25-Dec-13                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    79   25-Jan-14                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    80   25-Feb-14                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    81   25-Mar-14                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    82   25-Apr-14                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82
    83   25-May-14                 5.77        5.82        5.92        6.32        6.57        6.77       6.82       6.82       6.82


--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

Effective Coupons (Rates at 20%):
---------------------------------

Period     Date     Class A   Class M-1   Class M-2   Class M-3  Class M-4   Class M-5   Class M-6  Class M-7  Class M-8  Class M-9
------   ---------  -------   ---------   ---------   ---------  ---------   ---------   ---------  ---------  ---------  ---------
     0   25-Jun-07
     1   25-Jul-07    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
     2   25-Aug-07    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
     3   25-Sep-07    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
     4   25-Oct-07    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
     5   25-Nov-07    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
     6   25-Dec-07    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
     7   25-Jan-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
     8   25-Feb-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
     9   25-Mar-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    10   25-Apr-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    11   25-May-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    12   25-Jun-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    13   25-Jul-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    14   25-Aug-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    15   25-Sep-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    16   25-Oct-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      19.06
    17   25-Nov-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      18.00       7.12
    18   25-Dec-08    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50      14.98       7.36
    19   25-Jan-09    20.15       20.45       20.50       20.60      21.00       21.25       21.45      15.33       7.12       7.12
    20   25-Feb-09    20.15       20.45       20.50       20.60      21.00       21.25       21.45       8.92       7.12       7.12
    21   25-Mar-09    20.15       20.45       20.50       20.60      21.00       21.25       21.45      18.13       7.88       7.88
    22   25-Apr-09    20.15       20.45       20.50       20.60      21.00       21.25       11.14       7.12       7.12       7.12
    23   25-May-09    20.15       20.45       20.50       20.60      21.00       21.25       10.25       7.36       7.36       7.36
    24   25-Jun-09    20.15       20.45       20.50       20.60      21.00       15.04        7.12       7.12       7.12       7.12
    25   25-Jul-09    20.15       20.45       20.50       20.60      21.00       27.78        9.68       7.36       7.36       7.36
    26   25-Aug-09    20.15       20.45       20.50       20.60      21.00       21.25       33.52       7.12       7.12       7.12
    27   25-Sep-09    20.15       20.45       20.50       20.60      21.00       21.25       54.14       7.12       7.12       7.12
    28   25-Oct-09    20.15       20.45       20.50       20.60      21.00       21.25       26.60      55.38       7.36       7.36
    29   25-Nov-09    20.15       20.45       20.50       20.60      21.00       21.25       21.45      75.54       7.12       7.12
    30   25-Dec-09    20.15       20.45       20.50       20.60      21.00       21.25       21.45      53.46      65.13       7.36
    31   25-Jan-10    20.15       20.45       20.50       20.60      21.00       21.25       21.45      21.50     128.54       7.12
    32   25-Feb-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      59.61      62.52
    33   25-Mar-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50     101.21
    34   25-Apr-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      90.65
    35   25-May-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      91.76
    36   25-Jun-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      25.32
    37   25-Jul-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    38   25-Aug-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    39   25-Sep-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    40   25-Oct-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    41   25-Nov-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    42   25-Dec-10                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    43   25-Jan-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    44   25-Feb-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    45   25-Mar-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    46   25-Apr-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    47   25-May-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    48   25-Jun-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    49   25-Jul-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    50   25-Aug-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    51   25-Sep-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    52   25-Oct-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    53   25-Nov-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    54   25-Dec-11                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    55   25-Jan-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    56   25-Feb-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    57   25-Mar-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    58   25-Apr-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    59   25-May-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    60   25-Jun-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    61   25-Jul-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    62   25-Aug-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    63   25-Sep-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    64   25-Oct-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    65   25-Nov-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    66   25-Dec-12                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    67   25-Jan-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    68   25-Feb-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    69   25-Mar-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    70   25-Apr-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    71   25-May-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    72   25-Jun-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    73   25-Jul-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    74   25-Aug-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    75   25-Sep-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    76   25-Oct-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    77   25-Nov-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    78   25-Dec-13                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    79   25-Jan-14                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    80   25-Feb-14                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    81   25-Mar-14                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    82   25-Apr-14                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50      21.50
    83   25-May-14                20.45       20.50       20.60      21.00       21.25       21.45      21.50      21.50     (21.50)

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

Excess Spread(1)(2)
-------------------

The information in the following table has been prepared in accordance with the following assumptions: (1) day count convention of actual/360 is applied; (2) prepayments on the mortgage loans will occur at the pricing prepayment assumption of a 10% to 28% CPR ramp over 12 months, and (3) assumptions listed below. It is highly unlikely, however that prepayments on the mortgage loans will occur at the Pricing Prepayment Assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any Distribution Date will conform to the corresponding rate set forth for that Distribution Date in the following table.

  Period     Excess Interest      Period     Excess Interest
----------   ---------------    ----------   ---------------
 7/25/2007           23.7508%    1/25/2011            1.3288%
 8/25/2007            1.5332%    2/25/2011            1.3256%
 9/25/2007            1.5312%    3/25/2011            1.4924%
10/25/2007            1.5893%    4/25/2011            1.3190%
11/25/2007            1.5264%    5/25/2011            1.3744%
12/25/2007            1.5863%    6/25/2011            1.3121%
 1/25/2008            1.5206%    7/25/2011            1.3745%
 2/25/2008            1.5174%    8/25/2011            1.3086%
 3/25/2008            1.6522%    9/25/2011            1.3074%
 4/25/2008            1.5108%   10/25/2011            1.3727%
 5/25/2008            1.5767%   11/25/2011            1.3050%
 6/25/2008            1.5037%   12/25/2011            1.3706%
 7/25/2008            1.5721%    1/25/2012            1.3024%
 8/25/2008            1.4962%    2/25/2012            1.3011%
 9/25/2008            1.4923%    3/25/2012            1.4394%
10/25/2008            1.5642%    4/25/2012            1.2983%
11/25/2008            1.4841%    5/25/2012            1.3647%
12/25/2008            1.5582%    6/25/2012            1.2953%
 1/25/2009            1.4754%    7/25/2012            1.3621%
 2/25/2009            1.4709%    8/25/2012            1.2925%
 3/25/2009            1.7301%    9/25/2012            1.2912%
 4/25/2009            1.4614%   10/25/2012            1.3587%
 5/25/2009            1.5409%   11/25/2012            1.2885%
 6/25/2009            1.4513%   12/25/2012            1.3563%
 7/25/2009            1.5292%    1/25/2013            1.2856%
 8/25/2009            1.4401%    2/25/2013            1.2841%
 9/25/2009            1.4341%    3/25/2013            1.5067%
10/25/2009            1.4979%    4/25/2013            1.2810%
11/25/2009            1.4217%    5/25/2013            1.3494%
12/25/2009            1.4754%    6/25/2013            1.2777%
 1/25/2010            1.4085%    7/25/2013            1.3469%
 2/25/2010            1.4152%    8/25/2013            1.2745%
 3/25/2010            1.6022%    9/25/2013            1.2729%
 4/25/2010            1.4295%   10/25/2013            1.3432%
 5/25/2010            1.4939%   11/25/2013            1.2695%
 6/25/2010            1.4446%   12/25/2013            1.3406%
 7/25/2010            1.5105%    1/25/2014            1.2659%
 8/25/2010            1.3327%    2/25/2014            1.2640%
 9/25/2010            1.3484%    3/25/2014            1.5002%
10/25/2010            1.3980%    4/25/2014            1.2601%
11/25/2010            1.3427%    5/25/2014            1.3330%
12/25/2010             1.3831%

o Assumes 1-month LIBOR remains constant at 5.320% and the cashflows are run to the Optional Clean-Up Call at the pricing speed.

o Calculated as (a) interest on the collateral (net of the trust administration fees, servicing fees, monthly rebates payable to borrowers, swap payment owed to the Certificate Swap Provider) plus swap payment received by the trust less total interest (including Net Rate Carryover) on the Offered Certificates divided by (b) collateral balance as of the beginning period, such amount multiplied by 360 divided by the actual number of days in the related Accrual Period.

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sensitivity Table -- To Call
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:
o   Pricing Speed: 10% to 28% CPR ramp over 12 months
o   1-month LIBOR remains static at 5.320%
o   10% Clean Up Call is exercised


------------------------------------------------------------------------------------------
                         50 PPC   75 PPC   100 PPC   125 PPC   150 PPC   175 PPC   200 PPC
------------------------------------------------------------------------------------------
                   A-1
                   WAL     2.33     1.52      1.11      0.87      0.71      0.59      0.50
Principal Window Begin        1        1         1         1         1         1         1
  Principal Window End       73       45        31        24        19        16        14
------------------------------------------------------------------------------------------
                   A-2
                   WAL     8.24     4.66      2.99      2.19      1.76      1.45      1.22
Principal Window Begin       73       45        31        24        19        16        14
  Principal Window End      133       71        48        30        25        20        17
------------------------------------------------------------------------------------------
                   A-3
                   WAL    13.15     8.16      4.99      2.84      2.20      1.81      1.51
Principal Window Begin      133       71        48        30        25        20        17
  Principal Window End      169      114        83        51        30        25        21
------------------------------------------------------------------------------------------
                   A-4
                   WAL    14.02     9.43      6.85      4.79      2.53      2.08      1.73
Principal Window Begin      169      114        83        51        30        25        21
  Principal Window End      169      114        83        65        33        27        22
------------------------------------------------------------------------------------------
                   A-5
                   WAL     7.43     6.66      5.97      5.18      3.57      2.46      2.05
Principal Window Begin       37       37        42        49        33        27        22
  Principal Window End      169      114        83        65        52        34        29
------------------------------------------------------------------------------------------
                   M-1
                   WAL     9.24     6.16      4.73      4.25      4.26      3.48      2.72
Principal Window Begin       54       37        40        45        51        34        29
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------
                   M-2
                   WAL     9.24     6.16      4.68      4.08      4.01      3.52      2.85
Principal Window Begin       54       37        39        42        46        43        35
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------
                   M-3
                   WAL     9.24     6.17      4.66      4.01      3.81      3.52      2.85
Principal Window Begin       54       37        39        41        44        43        35
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------
                   M-4
                   WAL     9.24     6.16      4.66      3.98      3.73      3.52      2.85
Principal Window Begin       54       37        39        40        43        43        35
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------
                   M-5
                   WAL     9.24     6.16      4.64      3.94      3.66      3.46      2.85
Principal Window Begin       54       37        38        40        42        41        35
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------
                   M-6
                   WAL     9.24     6.17      4.64      3.93      3.61      3.36      2.85
Principal Window Begin       54       37        38        39        41        40        35
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------
                   M-7
                   WAL     9.24     6.16      4.64      3.90      3.56      3.29      2.78
Principal Window Begin       54       37        38        39        40        39        33
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------
                   M-8
                   WAL     9.24     6.17      4.64      3.89      3.52      3.23      2.72
Principal Window Begin       54       37        38        38        39        38        33
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------
                   M-9
                   WAL     9.24     6.17      4.62      3.86      3.48      3.17      2.67
Principal Window Begin       54       37        37        38        39        37        32
  Principal Window End      169      114        83        65        52        43        35
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Sensitivity Table -- To Maturity
--------------------------------------------------------------------------------

The assumptions for the sensitivity table below are as follows:
o   Pricing Speed: 10% to 28% CPR ramp over 12 months
o   1-month LIBOR remains static at 5.320%
o   10% Clean Up Call is not exercised

------------------------------------------------------------------------------------------
                         50 PPC   75 PPC   100 PPC   125 PPC   150 PPC   175 PPC   200 PPC
------------------------------------------------------------------------------------------
                   A-1
                   WAL     2.33     1.52      1.11      0.87      0.71      0.59      0.50
Principal Window Begin        1        1         1         1         1         1         1
  Principal Window End       73       45        31        24        19        16        14
------------------------------------------------------------------------------------------
                   A-2
                   WAL     8.24     4.66      2.99      2.19      1.76      1.45      1.22
Principal Window Begin       73       45        31        24        19        16        14
  Principal Window End      133       71        48        30        25        20        17
------------------------------------------------------------------------------------------
                   A-3
                   WAL    14.01     8.68      4.99      2.84      2.20      1.81      1.51
Principal Window Begin      133       71        48        30        25        20        17
  Principal Window End      219      149        83        51        30        25        21
------------------------------------------------------------------------------------------
                   A-4
                   WAL    22.06    15.49     11.20      5.15      2.53      2.08      1.73
Principal Window Begin      219      149        83        51        30        25        21
  Principal Window End      332      248       186       145        33        27        22
------------------------------------------------------------------------------------------
                   A-5
                   WAL     7.46     6.76      6.53      6.69      4.78      2.46      2.05
Principal Window Begin       37       37        42        49        33        27        22
  Principal Window End      330      246       184       143       116        34        29
------------------------------------------------------------------------------------------
                   M-1
                   WAL    10.10     6.80      5.21      4.61      4.80      5.64      4.33
Principal Window Begin       54       37        40        45        51        34        29
  Principal Window End      282      199       148       115        92        95        79
------------------------------------------------------------------------------------------
                   M-2
                   WAL    10.06     6.76      5.14      4.42      4.28      4.32      3.76
Principal Window Begin       54       37        39        42        46        47        41
  Principal Window End      268      188       139       108        86        71        58
------------------------------------------------------------------------------------------
                   M-3
                   WAL    10.01     6.72      5.09      4.33      4.07      3.92      3.36
Principal Window Begin       54       37        39        41        44        45        39
  Principal Window End      253      176       130       101        81        66        55
------------------------------------------------------------------------------------------
                   M-4
                   WAL     9.97     6.69      5.07      4.29      3.97      3.76      3.21
Principal Window Begin       54       37        39        40        43        43        37
  Principal Window End      246      170       126        97        78        64        53
------------------------------------------------------------------------------------------
                   M-5
                   WAL     9.93     6.66      5.02      4.23      3.89      3.64      3.10
Principal Window Begin       54       37        38        40        42        41        36
  Principal Window End      239      165       122        94        75        62        51
------------------------------------------------------------------------------------------
                   M-6
                   WAL     9.87     6.62      4.99      4.19      3.82      3.53      3.01
Principal Window Begin       54       37        38        39        41        40        35
  Principal Window End      231      158       117        91        72        59        49
------------------------------------------------------------------------------------------
                   M-7
                   WAL     9.80     6.56      4.94      4.13      3.74      3.43      2.91
Principal Window Begin       54       37        38        39        40        39        33
  Principal Window End      221      151       112        86        69        57        47
------------------------------------------------------------------------------------------
                   M-8
                   WAL     9.70     6.49      4.89      4.07      3.67      3.34      2.83
Principal Window Begin       54       37        38        38        39        38        33
  Principal Window End      210      143       105        81        65        53        44
------------------------------------------------------------------------------------------
                   M-9
                   WAL     9.56     6.39      4.79      3.99      3.58      3.25      2.75
Principal Window Begin       54       37        37        38        39        37        32
  Principal Window End      199      135        99        77        62        51       4(2)
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Breakeven Analysis
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                                      Static
----------------------------------------------------------------------------------------------------
Class                 M1       M2       M3       M4       M5       M6       M7       M8       M9
----------------------------------------------------------------------------------------------------
Loss Severity            25%      25%      25%      25%      25%      25%      25%      25%      25%
Indices               Static   Static   Static   Static   Static   Static   Static   Static   Static
Default (CDR)         31.57    22.46    19.28    16.83    14.57    12.63    10.78     9.57     8.43
Collateral Loss (%)   13.67%   11.14%   10.07%    9.17%    8.27%    7.43%    6.58%    5.98%    5.39%
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                                     Forward
----------------------------------------------------------------------------------------------------
Class                 M1       M2       M3       M4       M5       M6       M7       M8       M9
----------------------------------------------------------------------------------------------------
Loss Severity            25%      25%      25%      25%      25%      25%      25%      25%      25%
Indices               Forward  Forward  Forward  Forward  Forward  Forward  Forward  Forward  Forward
Default (CDR)         31.59    22.34    19.12    16.64    14.39    12.47    10.63     9.44     8.31
Collateral Loss (%)   13.67%   11.10%   10.02%    9.10%    8.19%    7.36%    6.50%    5.92%    5.33%
----------------------------------------------------------------------------------------------------

Assumptions:
Run at pricing speed assumption of 10% to 28% CPR ramp over 12 months
All Trigger Events Failing
12 month lag to recovery
"Break" is CDR that is before the first dollar of loss on the related bond Defaults are in addition to prepayments
Servicer advances 100% principal and interest until liquidation

--------------------------------------------------------------------------------
Barclays Capital - Asset Securitization Group                     July 9, 2007
BCAPB LLC Trust, 2007-AB1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Contact Information
--------------------------------------------------------------------------------

                                   Barclays Capital

           -----------------------------------------------------------
           ABS Finance
           -----------------------------------------------------------
           Jay Kim                       (212) 412-7621
                                         jay.kim@barcap.com
           Glen Greeley                  (212) 412-6741
                                         glen.greeley@barcap.com
           Michael Dryden                (212) 412-7539
                                         michael.dryden@barcap.com
           Belinda Torres                (212) 412-7592
                                         belinda.torres@barcap.com
           Alison Cohen                  (212) 412-6906
                                         alison.cohen@barcap.com
           Keith Singletary              (212) 412-1134
                                         keith.singletary@barcap.com
           -----------------------------------------------------------
           Structure & Collateral
           -----------------------------------------------------------
           Maggie Jiang                  (212) 412-6894
                                         maggie.jiang@barcap.com
           Dan King                      (212) 412-3676
                                         daniel.king@barcap.com
           Reema Gupta                   (212) 412-5188
                                         reema.gupta@barcap.com
           -----------------------------------------------------------
           Trading
           -----------------------------------------------------------
           Steve Cozine                  (212) 412-1316
                                         steve.cozine@barcap.com
           Bret Ackerman                 (212) 412-5318
                                         bret.ackerman@barcap.com
           Doug Calamari                 (212) 412-5455
                                         douglas.calamari@barcap.com
           Arvind Mohan                  (212) 412-5332
                                         arvind.mohan@barcap.com

           -----------------------------------------------------------

                                         Rating Agencies

           -----------------------------------------------------------
           Standard &Poor's
           -----------------------------------------------------------
           Henry Barash                  (212) 438-3514
                                         henry_barash@sandp.com
           David Hong Wei Wang           (212) 438-1580
                                         david_hongweiwang@sandp.com
           -----------------------------------------------------------
           Moody's
           -----------------------------------------------------------
           Jipil Ha                      (212) 553-1431
                                         jipil.ha@moodys.com
           Jason (Shuisheng) Shi         (212) 553-1709
                                         shuisheng.shi@moodys.com
           -----------------------------------------------------------

Barclays Capital - Asset Securitization Group                       July 9, 2007
BCAPB LLC Trust, 2007-AB1

                            BCAPB LLC TRUST 2007-AB1
                             COLLATERAL TERM SHEET

                    IMPORTANT NOTICE REGARDING THE CONDITIONS
                  FOR THIS OFFERING OF ASSET-BACKED SECURITIES

      The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-227-2275 ext. 2663.

      The free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

      The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/ 1337454/000091412106002138/by903095-s3a3.txt

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

      Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

BCAPB LLC Trust 2007-AB1
All records
================================================================================

Summary Statistics
As-of / Cut-off Date: 2007-06-01
Number of Mortgage Loans: 2,494
Aggregate Principal Balance ($): 564,594,819
Weighted Average Current Mortgage Rate (%): 7.733
Weighted Average Stated Original Term (months): 356
Weighted Average Stated Remaining Term (months): 351
Weighted Average Age (Months): 5
Weighted Average Combined Original LTV (%): 83.18
Weighted Average Combined Original LTV Incl Simultaneous Seconds at
  Origination (%): 84.05
Non-Zero Weighted Average FICO Score: 656
% Loans with Simultaneous Seconds: 5.38
% First Liens: 100.00
% Owner Occupied: 87.69
% Purchase: 22.59
% Full Documentation: 24.41
% IO Loans: 9.87
Top 5 States: CA(17.95%),FL(9.48%),NJ(6.82%),NY(6.63%),MD(4.70%)

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Product                             Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Type                                   Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Fixed - 15 Year                           66          $9,900,219                1.75%         $150,003.32         174         665
Fixed - 20 Year                           20           2,550,081                0.45           127,504.06         234         652
Fixed - 30 Year                        1,504         289,978,934               51.36           192,805.14         355         656
Fixed - 30 Year - IO 5 Yr                110          41,285,003                7.31           375,318.21         354         651
Fixed - 30 Year - IO 10 Yr                30          10,679,187                1.89           355,972.90         355         650
Fixed - 30 Year - IO 15 Yr                10           3,757,158                0.67           375,715.80         354         643
Balloon - 30/40                          754         206,444,236               36.57           273,798.72         355         657
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
Product                             Interest        Combined      Average
Type                                    Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
Fixed - 15 Year                        7.097%          68.20%       36.85
Fixed - 20 Year                        7.327           72.78        42.09
Fixed - 30 Year                        7.698           82.96        41.46
Fixed - 30 Year - IO 5 Yr              7.960           80.24        41.15
Fixed - 30 Year - IO 10 Yr             7.670           77.52        41.35
Fixed - 30 Year - IO 15 Yr             7.876           77.49        42.08
Balloon - 30/40                        7.774           85.31        43.42
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Gross                              Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Interest                            Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Rate (%)                               Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
5.000% - 5.999%                            3          $1,184,647                0.21%         $394,882.46         245         681
6.000% - 6.999%                          426         109,165,826               19.34           256,257.81         347         664
7.000% - 7.999%                        1,087         258,983,895               45.87           238,255.65         351         655
8.000% - 8.999%                          829         170,896,070               30.27           206,147.25         354         652
9.000% - 9.999%                          142          23,050,349                4.08           162,326.40         354         654
10.000% - 10.999%                          7           1,314,032                0.23           187,718.79         355         658
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Gross                                  Gross         Average     Weighted
Interest                            Interest        Combined      Average
Rate (%)                                Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
5.000% - 5.999%                        5.875%          56.96%       45.50
6.000% - 6.999%                        6.728           74.09        43.18
7.000% - 7.999%                        7.557           82.56        42.46
8.000% - 8.999%                        8.421           88.88        40.68
9.000% - 9.999%                        9.323           91.69        38.28
10.000% - 10.999%                     10.307           92.28        40.22
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Minimum: 5.875%
Maximum: 10.750%

--------------------------------------------------------------------------------
BARCLAYS                                                             Page 1 of 8

BCAPB LLC Trust 2007-AB1
All records
================================================================================

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Cut-off                            Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Date Principal                      Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Balance ($)                            Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
$1 - $25,000                               6            $132,423                0.02%          $22,070.50         321         645
$25,001 - $50,000                         57           2,362,613                0.42            41,449.35         328         654
$50,001 - $75,000                        158          10,141,418                1.80            64,186.19         338         661
$75,001 - $100,000                       214          18,696,360                3.31            87,366.17         341         656
$100,001 - $125,000                      213          24,161,835                4.28           113,435.85         349         652
$125,001 - $150,000                      240          33,097,499                5.86           137,906.24         349         657
$150,001 - $175,000                      226          36,848,012                6.53           163,044.30         350         658
$175,001 - $200,000                      214          40,151,955                7.11           187,625.96         351         656
$200,001 - $225,000                      183          38,885,402                6.89           212,488.54         354         655
$225,001 - $250,000                      146          34,638,253                6.14           237,248.31         353         657
$250,001 - $275,000                      133          34,876,190                6.18           262,226.99         351         656
$275,001 - $300,000                      111          31,780,176                5.63           286,307.89         352         654
$300,001 - $325,000                       92          28,752,946                5.09           312,532.03         351         658
$325,001 - $350,000                       81          27,295,450                4.83           336,980.87         355         657
$350,001 - $375,000                       59          21,258,939                3.77           360,321.00         349         657
$375,001 - $400,000                       68          26,386,106                4.67           388,030.97         355         650
$400,001 - $425,000                       59          24,412,102                4.32           413,764.44         346         655
$425,001 - $450,000                       39          17,128,847                3.03           439,201.21         350         662
$450,001 - $475,000                       27          12,468,972                2.21           461,813.80         355         649
$475,001 - $500,000                       54          26,465,322                4.69           490,098.55         355         655
$500,001 - $750,000                       98          58,394,739               10.34           595,864.69         352         659
$750,001 - $1,000,000                     14          12,230,172                2.17           873,583.72         355         646
$1,000,001 - $1,500,000                    1           1,430,000                0.25         1,430,000.00         353         684
$2,500,001 >=                              1           2,599,086                0.46         2,599,086.25         354         642
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Cut-off                                Gross         Average     Weighted
Date Principal                      Interest        Combined      Average
Balance ($)                             Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
$1 - $25,000                           8.773%          79.86%       30.92
$25,001 - $50,000                      8.353           75.46        35.84
$50,001 - $75,000                      8.237           82.03        37.81
$75,001 - $100,000                     7.922           82.21        39.07
$100,001 - $125,000                    7.994           83.71        39.84
$125,001 - $150,000                    7.984           84.42        39.62
$150,001 - $175,000                    7.751           82.75        41.37
$175,001 - $200,000                    7.635           81.75        42.45
$200,001 - $225,000                    7.769           84.97        42.39
$225,001 - $250,000                    7.682           84.44        42.82
$250,001 - $275,000                    7.777           85.61        43.29
$275,001 - $300,000                    7.759           85.68        43.39
$300,001 - $325,000                    7.518           83.64        44.08
$325,001 - $350,000                    7.736           86.73        42.68
$350,001 - $375,000                    7.536           84.14        44.41
$375,001 - $400,000                    7.692           83.83        42.98
$400,001 - $425,000                    7.642           84.91        43.30
$425,001 - $450,000                    7.819           86.03        42.97
$450,001 - $475,000                    7.630           85.29        43.49
$475,001 - $500,000                    7.695           84.11        41.79
$500,001 - $750,000                    7.528           78.95        41.65
$750,001 - $1,000,000                  7.781           70.00        42.57
$1,000,001 - $1,500,000                8.375           65.00        17.51
$2,500,001 >=                          8.250           57.27         0.00
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Minimum: $19,251
Maximum: $2,599,086

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Principal                          Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Balances                            Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
At Origination ($)                     Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
$1 - $25,000                               5            $107,763                0.02%          $21,552.53         355         633
$25,001 - $50,000                         56           2,287,587                0.41            40,849.76         329         655
$50,001 - $75,000                        152           9,644,199                1.71            63,448.68         337         661
$75,001 - $100,000                       218          18,900,931                3.35            86,701.52         342         656
$100,001 - $125,000                      208          23,466,048                4.16           112,817.54         349         653
$125,001 - $150,000                      240          32,914,551                5.83           137,143.96         349         656
$150,001 - $175,000                      225          36,463,351                6.46           162,059.34         350         659
$175,001 - $200,000                      210          39,123,948                6.93           186,304.51         350         656
$200,001 - $225,000                      194          41,033,044                7.27           211,510.54         354         655
$225,001 - $250,000                      147          34,832,226                6.17           236,953.92         353         657
$250,001 - $275,000                      130          34,032,085                6.03           261,785.27         352         656
$275,001 - $300,000                      114          32,574,031                5.77           285,737.11         351         653
$300,001 - $325,000                       92          28,750,771                5.09           312,508.38         353         658
$325,001 - $350,000                       75          25,202,553                4.46           336,034.04         355         658
$350,001 - $375,000                       63          22,529,248                3.99           357,607.12         346         657
$375,001 - $400,000                       65          25,120,156                4.45           386,463.94         355         649
$400,001 - $425,000                       61          25,111,109                4.45           411,657.53         349         655
$425,001 - $450,000                       40          17,475,778                3.10           436,894.46         350         661
$450,001 - $475,000                       28          12,511,364                2.22           446,834.43         355         649
$475,001 - $500,000                       56          27,361,074                4.85           488,590.61         352         656
$500,001 - $750,000                       99          58,893,742               10.43           594,886.28         352         659
$750,001 - $1,000,000                     14          12,230,172                2.17           873,583.72         355         646
$1,000,001 - $1,500,000                    1           1,430,000                0.25         1,430,000.00         353         684
$2,500,001 >=                              1           2,599,086                0.46         2,599,086.25         354         642
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Principal                              Gross         Average     Weighted
Balances                            Interest        Combined      Average
At Origination ($)                      Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
$1 - $25,000                           8.577%          77.54%       37.44
$25,001 - $50,000                      8.395           76.26        35.46
$50,001 - $75,000                      8.257           81.83        37.98
$75,001 - $100,000                     7.935           82.32        38.80
$100,001 - $125,000                    8.003           83.57        39.63
$125,001 - $150,000                    7.967           84.39        39.75
$150,001 - $175,000                    7.752           82.52        41.16
$175,001 - $200,000                    7.660           82.61        42.43
$200,001 - $225,000                    7.754           84.18        42.56
$225,001 - $250,000                    7.673           84.44        42.85
$250,001 - $275,000                    7.766           85.42        43.34
$275,001 - $300,000                    7.780           86.07        43.26
$300,001 - $325,000                    7.516           83.61        44.20
$325,001 - $350,000                    7.736           86.91        42.91
$350,001 - $375,000                    7.541           83.86        43.87
$375,001 - $400,000                    7.767           85.44        43.35
$400,001 - $425,000                    7.581           83.59        42.74
$425,001 - $450,000                    7.809           86.39        44.22
$450,001 - $475,000                    7.693           87.04        42.81
$475,001 - $500,000                    7.680           83.14        41.90
$500,001 - $750,000                    7.520           78.91        41.56
$750,001 - $1,000,000                  7.781           70.00        42.57
$1,000,001 - $1,500,000                8.375           65.00        17.51
$2,500,001 >=                          8.250           57.27         0.00
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Minimum: $19,305
Maximum: $2,600,000
Average: $227,446

--------------------------------------------------------------------------------
BARCLAYS                                                             Page 2 of 8

BCAPB LLC Trust 2007-AB1
All records
================================================================================

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Original                           Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Term                                Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
(month)                                Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
180                                       66          $9,900,219                1.75%         $150,003.32         174         665
240                                       20           2,550,081                0.45           127,504.06         234         652
360                                    2,408         552,144,518               97.79           229,295.90         355         656
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Original                               Gross         Average     Weighted
Term                                Interest        Combined      Average
(month)                                 Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
180                                    7.097%          68.20%       36.85
240                                    7.327           72.78        42.09
360                                    7.746           83.49        42.10
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Minimum: 180
Maximum: 360
Weighted Average: 356

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Remaining                          Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Term                                Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
(month)                                Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
121 - 180                                 66          $9,900,219                1.75%         $150,003.32         174         665
181 - 240                                 20           2,550,081                0.45           127,504.06         234         652
301 - 360                              2,408         552,144,518               97.79           229,295.90         355         656
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Remaining                              Gross         Average     Weighted
Term                                Interest        Combined      Average
(month)                                 Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
121 - 180                              7.097%          68.20%       36.85
181 - 240                              7.327           72.78        42.09
301 - 360                              7.746           83.49        42.10
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Minimum: 166
Maximum: 356

--------------------------------------------------------------------------------
BARCLAYS                                                             Page 3 of 8

BCAPB LLC Trust 2007-AB1
All records
================================================================================

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Geographical                        Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Distribution                           Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Alabama                                   29          $3,661,276                0.65%         $126,250.89         355         646
Alaska                                     9           2,397,829                0.42           266,425.40         355         657
Arizona                                   68          16,212,406                2.87           238,417.73         352         654
Arkansas                                  14           1,457,440                0.26           104,102.86         340         660
California                               285         101,322,929               17.95           355,519.05         351         656
Colorado                                  57          13,693,570                2.43           240,238.07         348         665
Connecticut                               23           6,554,469                1.16           284,976.91         355         664
Delaware                                  30           7,218,653                1.28           240,621.75         354         654
District of Columbia                      15           4,484,428                0.79           298,961.86         355         643
Florida                                  239          53,515,129                9.48           223,912.67         352         658
Georgia                                   66          12,374,844                2.19           187,497.63         352         652
Hawaii                                     5           2,326,128                0.41           465,225.60         355         644
Idaho                                     16           7,879,700                1.40           492,481.25         354         653
Illinois                                 102          21,295,502                3.77           208,779.43         355         657
Indiana                                   44           5,057,863                0.90           114,951.42         352         651
Iowa                                      20           3,058,161                0.54           152,908.07         349         676
Kansas                                    21           2,744,570                0.49           130,693.79         352         661
Kentucky                                  13           1,490,052                0.26           114,619.35         355         640
Louisiana                                 29           3,471,082                0.61           119,692.49         348         651
Maine                                     13           2,368,699                0.42           182,207.59         345         654
Maryland                                  95          26,526,408                4.70           279,225.34         351         650
Massachusetts                             49          14,710,043                2.61           300,204.96         355         664
Michigan                                  59           8,096,164                1.43           137,223.12         354         659
Minnesota                                 81          17,212,975                3.05           212,505.86         351         656
Mississippi                               13           1,382,798                0.24           106,369.09         336         650
Missouri                                  48           6,382,053                1.13           132,959.44         353         645
Montana                                   13           2,117,588                0.38           162,891.36         349         660
Nebraska                                  13           1,511,304                0.27           116,254.14         354         656
Nevada                                    34           8,313,931                1.47           244,527.37         351         649
New Hampshire                              5             914,390                0.16           182,878.07         355         647
New Jersey                               121          38,519,168                6.82           318,340.23         353         651
New Mexico                                33           5,581,973                0.99           169,150.69         340         651
New York                                 122          37,412,586                6.63           306,660.54         351         656
North Carolina                            76          13,382,040                2.37           176,079.47         350         651
North Dakota                               3             362,732                0.06           120,910.58         354         641
Ohio                                      58           7,423,678                1.31           127,994.44         345         659
Oklahoma                                  21           3,186,976                0.56           151,760.76         350         644
Oregon                                    28           7,151,040                1.27           255,394.29         355         663
Pennsylvania                              93          15,644,768                2.77           168,223.31         349         660
Rhode Island                              10           2,166,129                0.38           216,612.92         349         667
South Carolina                            29           5,273,824                0.93           181,856.00         342         652
South Dakota                              11             971,391                0.17            88,308.31         354         648
Tennessee                                 33           5,335,973                0.95           161,696.16         351         652
Texas                                    138          20,491,444                3.63           148,488.72         341         662
Utah                                      17           3,008,492                0.53           176,970.14         345         661
Vermont                                    7           2,188,819                0.39           312,688.41         353         657
Virginia                                  67          14,018,875                2.48           209,236.94         347         665
Washington                                55          13,388,165                2.37           243,421.18         355         654
West Virginia                             12           1,744,239                0.31           145,353.29         344         645
Wisconsin                                 47           6,673,778                1.18           141,995.28         355         663
Wyoming                                    5             916,350                0.16           183,269.90         355         657
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
Geographical                        Interest        Combined      Average
Distribution                            Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
Alabama                                8.241%          86.02%       38.67
Alaska                                 7.569           83.66        34.62
Arizona                                7.697           84.40        40.77
Arkansas                               7.934           90.82        40.93
California                             7.370           78.50        42.65
Colorado                               7.695           86.37        41.16
Connecticut                            7.912           88.39        42.59
Delaware                               7.867           85.23        44.26
District of Columbia                   7.642           75.49        41.50
Florida                                7.858           82.47        42.03
Georgia                                8.120           87.17        40.33
Hawaii                                 7.451           83.83        48.79
Idaho                                  8.100           71.01        34.76
Illinois                               7.988           85.79        44.54
Indiana                                8.160           90.02        37.58
Iowa                                   8.099           89.98        42.79
Kansas                                 8.257           89.03        43.49
Kentucky                               7.950           91.14        40.59
Louisiana                              8.015           86.80        41.42
Maine                                  7.998           83.96        38.82
Maryland                               7.494           82.42        43.96
Massachusetts                          7.966           86.15        41.98
Michigan                               8.167           88.84        40.65
Minnesota                              7.675           86.82        43.71
Mississippi                            7.988           88.69        39.94
Missouri                               8.045           87.86        42.17
Montana                                7.874           84.87        44.82
Nebraska                               8.327           88.14        40.08
Nevada                                 7.317           82.95        42.91
New Hampshire                          8.221           89.31        42.43
New Jersey                             7.863           83.65        43.20
New Mexico                             7.984           86.70        40.90
New York                               7.549           80.23        43.54
North Carolina                         8.090           84.90        41.15
North Dakota                           7.914           81.88        34.93
Ohio                                   7.951           90.21        36.55
Oklahoma                               7.949           85.62        37.97
Oregon                                 7.535           81.85        43.65
Pennsylvania                           7.846           85.68        41.27
Rhode Island                           7.688           87.13        43.25
South Carolina                         8.392           91.62        43.41
South Dakota                           8.267           87.06        32.75
Tennessee                              7.923           86.00        39.03
Texas                                  7.751           83.73        40.67
Utah                                   7.523           86.89        39.15
Vermont                                7.157           63.67        46.28
Virginia                               7.691           85.81        42.59
Washington                             7.413           80.54        40.31
West Virginia                          7.620           82.86        39.12
Wisconsin                              8.198           86.87        40.52
Wyoming                                7.775           83.43        45.73
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Number of States Represented: 51

--------------------------------------------------------------------------------
BARCLAYS                                                             Page 4 of 8

BCAPB LLC Trust 2007-AB1
All records
================================================================================

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
                                    Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Occupancy                              Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Primary                                2,089        $495,071,414               87.69%         $236,989.67         351         655
Investment                               329          52,547,016                9.31           159,717.37         351         663
Second Home                               76          16,976,388                3.01           223,373.53         351         661
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
                                    Interest        Combined      Average
Occupancy                               Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
Primary                                7.684%          83.65%       42.39
Investment                             8.176           79.29        39.59
Second Home                            7.787           81.31        39.43
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Property                            Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Types                                  Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Single Family Residence                2,130        $474,305,425               84.01%         $222,678.60         351         655
2-4 Family                               238          64,491,132               11.42           270,971.14         354         663
Condo                                    126          25,798,262                4.57           204,748.11         353         655
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
Property                            Interest        Combined      Average
Types                                   Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
Single Family Residence                7.699%          83.22%       42.09
2-4 Family                             7.863           83.11        41.79
Condo                                  8.034           82.56        40.87
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Loan                                Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Purpose                                Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Refinance - Cashout                    1,478        $358,098,517               63.43%         $242,285.87         350         653
Purchase                                 626         127,555,194               22.59           203,762.29         353         663
Refinance - Rate Term                    390          78,941,108               13.98           202,413.10         351         658
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
Loan                                Interest        Combined      Average
Purpose                                 Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
Refinance - Cashout                    7.657%          81.11%       42.69
Purchase                               8.019           88.45        40.77
Refinance - Rate Term                  7.616           84.05        41.36
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Documentation                       Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Level                                  Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Stated Income/Stated Assets              796        $172,727,373               30.59%         $216,994.19         350         653
Full Documentation                       683         137,836,436               24.41           201,810.30         352         655
No Ratio/Stated Assets                   385          96,895,884               17.16           251,677.62         352         654
Stated Income/Verified Assets            265          65,836,142               11.66           248,438.27         352         659
No Documentation                         248          52,838,694                9.36           213,059.25         348         663
No Ratio/Verified Assets                 117          38,460,291                6.81           328,720.43         353         659
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
Documentation                       Interest        Combined      Average
Level                                   Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
Stated Income/Stated Assets            7.946%          82.37%       40.03
Full Documentation                     7.372           85.86        44.97
No Ratio/Stated Assets                 7.976           85.10        53.33
Stated Income/Verified Assets          7.547           81.07        40.83
No Documentation                       7.840           79.23        42.09
No Ratio/Verified Assets               7.633           81.35         0.00
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
Original                                                                Loan Pool by                          Average    Non-Zero
Prepayment                         Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Penalty                             Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Term (months)                          Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
None                                     893        $205,183,293               36.34%         $229,768.53         351         655
6                                          1             445,487                0.08           445,487.45         172         735
12                                        42          12,890,627                2.28           306,919.69         342         657
24                                       133          32,491,408                5.75           244,296.30         350         655
36                                     1,425         313,584,002               55.54           220,058.95         351         657
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
Original                             Average        Weighted     Non-Zero
Prepayment                             Gross         Average     Weighted
Penalty                             Interest        Combined      Average
Term (months)                           Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
None                                   8.060%          83.11%       41.75
6                                      6.250           39.11        37.17
12                                     7.762           82.43        41.19
24                                     7.676           83.00        43.01
36                                     7.526           83.33        42.08
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Non-Zero Minimum: 6
Maximum: 36
Non-Zero Weighted Average: 34

--------------------------------------------------------------------------------
BARCLAYS                                                             Page 5 of 8

BCAPB LLC Trust 2007-AB1
All records
================================================================================

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Lien                                Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Position                               Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
1st Lien                               2,494        $564,594,819              100.00%         $226,381.24         351         656
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
Lien                                Interest        Combined      Average
Position                                Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
1st Lien                               7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
FICO                                Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Score                                  Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
N/A                                        2            $486,961                0.09%         $243,480.67         355         N/A
601 - 620                                 43          10,321,399                1.83           240,032.53         353         619
621 - 640                                800         181,301,495               32.11           226,626.87         352         630
641 - 660                                741         167,212,102               29.62           225,657.36         351         650
661 - 680                                574         128,950,279               22.84           224,652.05         350         669
681 - 700                                147          34,311,005                6.08           233,408.20         352         689
701 - 720                                 77          19,333,556                3.42           251,085.14         348         710
721 - 740                                 52          11,511,451                2.04           221,374.06         346         730
741 - 760                                 26           4,599,187                0.81           176,891.79         351         749
761 - 780                                 19           3,713,757                0.66           195,460.90         352         770
781 - 800                                  5           1,017,072                0.18           203,414.32         355         786
801 >=                                     8           1,836,556                0.33           229,569.44         348         803
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
FICO                                Interest        Combined      Average
Score                                   Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
N/A                                    6.873%          79.34%       34.05
601 - 620                              7.695           78.77        45.05
621 - 640                              7.883           83.76        42.01
641 - 660                              7.751           83.74        42.34
661 - 680                              7.573           81.33        41.80
681 - 700                              7.663           83.79        39.13
701 - 720                              7.574           83.75        42.88
721 - 740                              7.622           84.24        42.31
741 - 760                              7.495           86.12        42.77
761 - 780                              7.839           88.90        44.08
781 - 800                              7.049           82.10        38.12
801 >=                                 7.440           87.07        40.77
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Non-Zero Minimum: 602
Maximum: 808

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
                                    Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Delinquency Days                       Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
0 - 29                                 2,474        $559,383,753               99.08%         $226,104.99         351         656
30 - 59                                   20           5,211,066                0.92           260,553.30         355         646
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
                                    Interest        Combined      Average
Delinquency Days                        Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
0 - 29                                 7.728%          83.11%       41.98
30 - 59                                8.331           90.37        44.21
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Years of                            Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Origination                            Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
2005                                       1            $141,532                0.03%         $141,531.70         340         642
2006                                   2,319         525,967,504               93.16           226,807.89         351         656
2007                                     174          38,485,783                6.82           221,182.66         350         658
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
Years of                            Interest        Combined      Average
Origination                             Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
2005                                   7.625%          89.99%       31.40
2006                                   7.716           83.03        42.04
2007                                   7.962           85.12        41.39
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Interest                           Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Only                                Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Period                                 Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
0                                      2,344        $508,873,471               90.13%         $217,096.19         351         657
60                                       110          41,285,003                7.31           375,318.21         354         651
120                                       30          10,679,187                1.89           355,972.90         355         650
180                                       10           3,757,158                0.67           375,715.80         354         643
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Interest                               Gross         Average     Weighted
Only                                Interest        Combined      Average
Period                                  Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
0                                      7.715%          83.58%       42.07
60                                     7.960           80.24        41.15
120                                    7.670           77.52        41.35
180                                    7.876           77.49        42.08
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

--------------------------------------------------------------------------------
BARCLAYS                                                             Page 6 of 8

BCAPB LLC Trust 2007-AB1
All records
================================================================================

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
                                    Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Seasoning                              Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
4                                        174         $40,808,927                7.23%         $234,534.06         351         658
5                                      1,751         395,427,078               70.04           225,829.28         352         655
6                                        386          90,041,181               15.95           233,267.31         351         655
7                                         64          16,488,168                2.92           257,627.62         350         660
8                                         45           9,672,522                1.71           214,944.94         339         667
9                                         12           2,002,769                0.35           166,897.45         351         648
10                                         3             359,876                0.06           119,958.63         333         666
11                                        10           1,699,154                0.30           169,915.44         349         674
12                                        30           5,279,514                0.94           175,983.81         340         657
13                                        15           1,726,383                0.31           115,092.17         347         667
14                                         2             814,596                0.14           407,297.88         193         698
16                                         1             133,119                0.02           133,118.97         344         727
20                                         1             141,532                0.03           141,531.70         340         642
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
                                    Interest        Combined      Average
Seasoning                               Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
4                                      7.858%          84.15%       41.18
5                                      7.684           83.36        42.19
6                                      7.827           83.21        42.37
7                                      7.902           79.77        39.61
8                                      7.671           79.09        41.78
9                                      8.097           82.32        40.88
10                                     8.502           90.57        39.08
11                                     8.052           81.94        38.71
12                                     8.179           82.65        41.65
13                                     8.351           86.62        37.09
14                                     6.139           55.18        38.42
16                                     8.625           90.00        44.54
20                                     7.625           89.99        31.40
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Range of                           Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Debt to                             Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Income Ratios (%)                      Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
<= 0.00                                  746        $186,935,535               33.11%         $250,583.83         352         658
0.01 - 20.00                              37           6,002,488                1.06           162,229.40         339         662
20.01 - 25.00                             54          10,452,486                1.85           193,564.55         348         658
25.01 - 30.00                            131          21,182,379                3.75           161,697.55         353         659
30.01 - 35.00                            173          32,329,225                5.73           186,874.13         347         655
35.01 - 40.00                            295          62,549,075               11.08           212,030.76         346         656
40.01 - 45.00                            363          85,130,734               15.08           234,519.93         352         652
45.01 - 50.00                            480         111,043,389               19.67           231,340.39         351         654
50.01 - 55.00                            209          47,938,328                8.49           229,369.99         354         658
55.01 >=                                   6           1,031,179                0.18           171,863.24         355         667
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Range of                               Gross         Average     Weighted
Debt to                             Interest        Combined      Average
Income Ratios (%)                       Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
<= 0.00                                7.881%          83.05%        0.00
0.01 - 20.00                           8.357           81.05        16.16
20.01 - 25.00                          7.670           77.34        22.74
25.01 - 30.00                          7.602           81.50        27.93
30.01 - 35.00                          7.819           84.44        32.51
35.01 - 40.00                          7.719           81.18        37.64
40.01 - 45.00                          7.707           83.88        42.62
45.01 - 50.00                          7.615           83.16        47.79
50.01 - 55.00                          7.440           86.35        52.80
55.01 >=                               7.406           88.02        59.06
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
                                    Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
PMI Level                              Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
0                                      2,390        $544,578,291               96.45%         $227,857.03         351         656
12                                        11           2,539,487                0.45           230,862.48         346         675
25                                        58          10,578,600                1.87           182,389.65         347         660
30                                        34           6,825,816                1.21           200,759.31         351         650
35                                         1              72,624                0.01            72,624.35         354         638
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
                                    Interest        Combined      Average
PMI Level                               Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
0                                      7.713%          82.89%       42.03
12                                     7.691           84.63        41.77
25                                     8.297           89.90        39.10
30                                     8.455           94.71        43.03
35                                     8.500          100.00        49.60
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Mortgage                           Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Insurance                           Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Provider                               Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
None                                   2,390        $544,578,291               96.45%         $227,857.03         351         656
Radian                                    74          13,918,827                2.47           188,092.26         346         657
United Guaranty                           30           6,097,701                1.08           203,256.69         351         662
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Mortgage                               Gross         Average     Weighted
Insurance                           Interest        Combined      Average
Provider                                Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
None                                   7.713%          82.89%       42.03
Radian                                 8.234           90.66        42.04
United Guaranty                        8.368           91.46        39.37
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

--------------------------------------------------------------------------------
BARCLAYS                                                             Page 7 of 8

BCAPB LLC Trust 2007-AB1
All records
================================================================================

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
                                   Number of           Aggregate           Aggregate              Average   Remaining    Weighted
                                    Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
Originator                             Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Wells Fargo and Affliates              2,494        $564,594,819              100.00%         $226,381.24         351         656
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
                                       Gross         Average     Weighted
                                    Interest        Combined      Average
Originator                              Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
Wells Fargo and Affliates              7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99

                                                                       % of Mortgage                         Weighted
                                                                        Loan Pool by                          Average    Non-Zero
Combined                           Number of           Aggregate           Aggregate              Average   Remaining    Weighted
Original                            Mortgage        Cut-off Date        Cut-off Date         Cut-off Date        Term     Average
LTV Ratio (%)                          Loans   Principal Balance   Principal Balance    Principal Balance    (months)        FICO
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
0.00% - 50.00%                            88         $15,520,170                2.75%         $176,365.57         315         656
50.01% - 54.99%                           30           6,726,909                1.19           224,230.31         354         648
55.00% - 59.99%                           37          10,358,435                1.83           279,957.69         351         651
60.00% - 64.99%                           70          15,611,482                2.77           223,021.17         345         659
65.00% - 69.99%                           97          27,513,485                4.87           283,644.17         352         659
70.00% - 74.99%                          127          33,102,919                5.86           260,652.90         351         648
75.00% - 79.99%                          193          47,814,813                8.47           247,745.15         352         653
80%                                      339          72,566,656               12.85           214,060.93         351         659
80.01% - 84.99%                           96          24,027,018                4.26           250,281.44         354         657
85.00% - 89.99%                          259          61,532,646               10.90           237,577.78         352         658
90.00% - 94.99%                          563         125,778,297               22.28           223,407.28         352         658
95.00% - 99.99%                          495         107,164,488               18.98           216,493.92         353         653
100%                                     100          16,877,502                2.99           168,775.02         355         657
--------------------------------   ---------   -----------------   -----------------    -----------------   ---------   ---------
Total:                                 2,494        $564,594,819              100.00%         $226,381.24         351         656

                                    Weighted
                                     Average        Weighted     Non-Zero
Combined                               Gross         Average     Weighted
Original                            Interest        Combined      Average
LTV Ratio (%)                           Rate    Original LTV          DTI
--------------------------------   ---------    ------------    ---------
0.00% - 50.00%                         7.127%          42.91%       39.77
50.01% - 54.99%                        7.262           53.16        37.40
55.00% - 59.99%                        7.452           57.74        42.29
60.00% - 64.99%                        7.056           62.14        42.98
65.00% - 69.99%                        7.136           67.22        40.96
70.00% - 74.99%                        7.433           71.86        41.45
75.00% - 79.99%                        7.324           77.12        41.13
80                                     7.363           80.00        41.51
80.01% - 84.99%                        7.523           83.52        43.11
85.00% - 89.99%                        7.684           87.36        42.56
90.00% - 94.99%                        8.081           90.56        41.12
95.00% - 99.99%                        8.244           95.06        43.23
100                                    8.228          100.00        45.11
--------------------------------   ---------    ------------    ---------
Total:                                 7.733%          83.18%       41.99
--------------------------------   ---------    ------------    ---------
Minimum: 13.11%
Maximum: 100.00%

Combined Original                                         % of Mortgage                       Weighted                Weighted
LTV Ratio                                                  Loan Pool by                        Average    Non-Zero     Average
Including               Number of          Aggregate          Aggregate             Average  Remaining    Weighted       Gross
Simultaneous             Mortgage       Cut-off Date       Cut-off Date        Cut-off Date       Term     Average    Interest
Seconds(%)                  Loans  Principal Balance  Principal Balance   Principal Balance   (months)        FICO        Rate
----------------        ---------  -----------------  -----------------   -----------------  ---------    --------    --------
0.00% - 50.00%                 88        $15,520,170               2.75%        $176,365.57        315         656       7.127%
50.01% - 54.99%                29          6,507,856               1.15          224,408.83        354         649       7.246
55.00% - 59.99%                37         10,358,435               1.83          279,957.69        351         651       7.452
60.00% - 64.99%                68         14,546,050               2.58          213,912.50        344         655       7.072
65.00% - 69.99%                92         25,901,655               4.59          281,539.73        352         661       7.173
70.00% - 74.99%               124         32,413,869               5.74          261,402.17        351         648       7.434
75.00% - 79.99%               180         44,418,980               7.87          246,772.11        351         652       7.322
80%                           271         55,560,077               9.84          205,018.73        349         655       7.408
80.01% - 84.99%                95         23,882,165               4.23          251,391.21        354         656       7.491
85.00% - 89.99%               263         63,385,363              11.23          241,008.98        352         658       7.673
90.00% - 94.99%               567        127,807,891              22.64          225,410.74        352         658       8.063
95.00% - 99.99%               519        113,213,942              20.05          218,138.62        353         654       8.186
100%                          161         31,078,366               5.50          193,033.33        355         664       7.791
----------------        ---------  -----------------  -----------------   -----------------  ---------    --------    --------
Total:                      2,494       $564,594,819             100.00%        $226,381.24        351         656       7.733%

Combined Original                          Weighted
LTV Ratio                   Weighted        Average   Non-Zero
Including                    Average       Combined   Weighted
Simultaneous                Combined   Original LTV    Average
Seconds(%)              Original LTV        With SS        DTI
----------------        ------------   ------------   --------
0.00% - 50.00%                 42.91%         42.91%     39.77
50.01% - 54.99%                53.12          53.12      37.40
55.00% - 59.99%                57.74          57.74      42.29
60.00% - 64.99%                62.14          62.26      41.95
65.00% - 69.99%                66.97          67.20      41.13
70.00% - 74.99%                71.76          71.93      41.39
75.00% - 79.99%                76.95          77.06      40.69
80%                            79.91          80.00      40.71
80.01% - 84.99%                83.05          83.48      42.99
85.00% - 89.99%                87.03          87.37      42.70
90.00% - 94.99%                90.28          90.59      41.18
95.00% - 99.99%                94.25          95.23      43.25
100%                           90.72         100.00      44.46
----------------        ------------   ------------   --------
Total:                         83.18%         84.05%     41.99
----------------        ------------   ------------   --------
Minimum: 13.11%
Maximum: 100.00%

                                                            % of Mortgage                       Weighted                Weighted
                                                             Loan Pool by                        Average    Non-Zero     Average
                          Number of          Aggregate          Aggregate             Average  Remaining    Weighted       Gross
Simultaneous Seconds       Mortgage       Cut-off Date       Cut-off Date        Cut-off Date       Term     Average    Interest
At Origination(%)             Loans  Principal Balance  Principal Balance   Principal Balance   (months)        FICO        Rate
----------------------    ---------  -----------------  -----------------   -----------------  ---------    --------    ---------
Simultaneous Second             114        $30,395,880               5.38%        $266,630.52        355         670       7.221%
No Simultaneous Second        2,380        534,198,939              94.62          224,453.34        351         655       7.762
----------------------    ---------  -----------------  -----------------   -----------------  ---------    --------    ---------
Total:                        2,494       $564,594,819             100.00%        $226,381.24        351         656       7.733%

                              Weighted       Non-Zero
                               Average       Combined   Weighted
Simultaneous Seconds          Combined   Original LTV    Average
At Origination(%)         Original LTV        With SS        DTI
----------------------    ------------   ------------   --------
Simultaneous Second              78.00%         94.23%     44.27
No Simultaneous Second           83.47          83.47      41.82
----------------------    ------------   ------------   --------
Total:                           83.18%         84.05%     41.99

--------------------------------------------------------------------------------
BARCLAYS                                                             Page 8 of 8